AGREEMENT AND PLAN OF MERGER

                                  By and Among

                         TERRA NETWORKS ASOCIADAS, S.L.,
                           AMADEUS AMERICAS, INC. and
                             AVANTI MANAGEMENT, INC.

                RCG COMPANIES INCORPORATED, as the Buyer, and

                                 ONETRAVEL, INC.




                             Dated February 10, 2005

                          AGREEMENT AND PLAN OF MERGER

      This Agreement and Plan of Merger (the "Agreement") is entered into as of February 10, 2005, by and among Amadeus Americas, Inc. f/k/a Amadeus NMC Holding, Inc., a Delaware corporation ("Amadeus"); Terra Networks Asociadas, S.L., a company organized and existing under the laws of the Kingdom of Spain ("Terra"); Avanti Management, Inc., a Pennsylvania corporation ("Avanti" and together with Amadeus and Terra are each individually referred to as a "Shareholder" and collectively as the "Shareholders"); OneTravel, Inc., a Texas corporation (the "Company"); OT Acquisition Corporation, a Texas corporation ("Merger Sub"); RCG Companies Incorporated, a Delaware corporation (the "Buyer"); and the Shareholder Representative (as defined herein). The Shareholders, the Company, Merger Sub and the Buyer are each a "party" to this Agreement and together are "parties" to this Agreement.


                                 R E C I T A L S

      WHEREAS, the Board of Directors of each of the Company, Merger Sub and the Buyer has determined to engage in the transactions contemplated hereby, pursuant to which (i) Merger Sub will merge with and into the Company (the "Merger");
(ii) the capital stock of Merger Sub shall be converted into shares of common stock, par value $0.001 per share, of the Company ("Common Stock"); and (iii) each share of Common Stock outstanding immediately prior to the Effective Time (as defined below) (such shares of Common Stock and any associated rights are referred to in this Agreement as "Shares") shall be converted into the right to receive the Merger Consideration Per Share in the manner herein described, all upon the terms and subject to the conditions set forth herein.

      WHEREAS, the Board of Directors of the Company has approved and resolved, subject to the terms of this Agreement, to recommend that the shareholders of the Company approve the Merger and this Agreement.

      WHEREAS, the Boards of Directors of the Buyer and Merger Sub have approved the Merger and this Agreement. The Buyer, as the sole shareholder of Merger Sub, has approved the Merger and this Agreement.


                                    AGREEMENT

      NOW, THEREFORE, in consideration of the mutual representations, warranties and covenants contained herein, and other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties hereto covenant and agree as follows with the intent to be legally bound:

1. Definitions. For purposes of this Agreement, the following terms shall have the meanings herein specified:

      "Accountant" has the meaning set forth in Section 4(c)(8) of this Agreement.

      "Affiliate" means, with respect to any person, any other person controlling, controlled by or under common control with such person. The term "Control" as used in the preceding sentence means, with respect to a corporation, the right to exercise, directly or indirectly, more than 50% of the voting rights attributable to the shares of the controlled corporation and, with respect to any person other than a corporation, the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such person.

      "Adjusted Cash Merger Consideration" has the meaning set forth in Section 4(c)(3) of this Agreement.

      "Agreement" has the meaning set forth in the opening paragraph of this Agreement.

      "Allen & Co. Broker Agreement" has the meaning set forth in Section 10.22 of this Agreement.

      "Allen & Co. Warrants" has the meaning set forth in Section 12.15 of this Agreement.

      "Amadeus" has the meaning set forth in the opening paragraph of this Agreement.

      "Amadeus/Terra Loans" means those certain loans made by Amadeus, Terra and Terra Networks to the Company as described on Schedule 1 of the Disclosure Schedule.

      "Arrangement" means (i) any written lease, agreement, contract, commitment or license or (ii) any enforceable understanding or enforceable oral lease, agreement, contract, commitment or license; by which a Person (a) has or may acquire any rights, (b) has or may become subject to any obligation or liability, or (c) any of the assets owned or used by it is or may become bound.

      "Articles of Merger" has the meaning set forth in Section 2.3 of this Agreement.

      "Avanti" has the meaning set forth in the opening paragraph of this Agreement.

      "Buyer" has the meaning set forth in the opening paragraph of this Agreement.

      "Buyer Bringdown Certificate" has the meaning set forth in Section 13.3(a) hereof.

      "Buyer Capital Stock" has the meaning set forth in Section 9.2 of this Agreement.

      "Buyer Common Stock" means the common stock, par value $0.04 per share, of the Buyer.

      "Buyer Indebtedness" means, with respect to the Buyer and its Subsidiaries, at any date, without duplication: (i) all obligations of such Person for borrowed money or in respect of loans or advances, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments or debt securities, (iii) any commitment by which a Person assures a creditor against loss (including contingent reimbursement obligations with respect to letters of credit and bankers' acceptances), (iv) all obligations arising from cash/book overdrafts, (v) all obligations of such Person secured by a Lien on such Person's assets, (vi) all guarantees of such


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

Person in connection with any of the foregoing and any other indebtedness guaranteed in any manner by a Person (including guarantees in the form of an agreement to repurchase or reimburse), (vii) all capital lease obligations (but not operating leases), (viii) all indebtedness for the deferred purchase price of property with respect to which a Person is liable, contingently or otherwise, as obligor or otherwise (other than trade payables and other current liabilities incurred in the Ordinary Course of Business), (ix) all other liabilities classified as non-current liabilities in accordance with GAAP as of the Closing Date and (x) all accrued interest, prepayment premiums or penalties related to any of the foregoing.

      "Buyer Intellectual Property" has the meaning set forth in Section 9.9 of this Agreement.

      "Buyer Options" has the meaning set forth in Section 9.2 of this Agreement.

      "Buyer Preferred Stock" means Buyer's Series A 6% Convertible Preferred Stock and Buyer's Series B 6% Redeemable Participating Preferred Stock.

      "Cap" has the meaning set forth in Section 15.1(b)(iii) of this Agreement.

      "Claim" and "Claims" have the meanings set forth in Section 15.1(a) of this Agreement.

      "Closing" has the meaning set forth in Section 8 of this Agreement.

      "Closing Date" has the meaning set forth in Section 8 of this Agreement.

      "Closing Deposit Amount" has the meaning set forth in Section 8 of this Agreement.

      "Code" means the Internal Revenue Code of 1986, as amended.

      "Company" has the meaning set forth in the opening paragraph of this Agreement.

      "Company Bringdown Certificate" has the meaning set forth in Section 13.2(a) hereof.

      "Company   Subsidiary"  means  11thhour.com,   Inc.,  a  South  Carolina
corporation wholly-owned by the Company.

      "Common Stock" has the meaning set forth in the Recitals of this Agreement.

      "Company Expenses" has the meaning set forth in Section 12.7(a) of this Agreement.

      "Company Indebtedness" means, with respect to the Company and its Subsidiaries, at any date, without duplication: (i) all obligations of such Person for borrowed money or in respect of loans or advances, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments or debt securities, (iii) any commitment by which a Person assures a creditor against loss (including contingent reimbursement obligations with respect to letters of credit and bankers' acceptances), (iv) all obligations arising from cash/book overdrafts, (v) all obligations of such Person secured by a Lien on such Person's assets, (vi) all guarantees of such Person in connection with any of the foregoing and any other indebtedness guaranteed in any manner by a Person (including guarantees in the form of an agreement to repurchase or reimburse), (vii) all capital lease obligations (but not operating leases), (viii) all indebtedness for the deferred purchase price of property with respect to which a Person is liable, contingently or otherwise, as obligor or otherwise (other than trade payables and other current liabilities incurred in the Ordinary Course of Business), (ix) all other liabilities classified as non-current liabilities in accordance with GAAP as of the Closing Date and (x) all accrued interest, prepayment premiums or penalties related to any of the foregoing.

      "Company  Indebtedness  Closing  Schedule"  has the  meaning  set forth in
Section 13.2(h) of this Agreement.

      "Computer Software" has the meaning set forth in Section 10.7(a)(v) of this Agreement.

      "Confidential Information" has the meaning set forth in Section 12.3 of this Agreement.

      "Convertible Promissory Notes" means 180-day non-interest bearing secured convertible promissory notes of Buyer with an aggregate principal balance of $12,500,000, secured by a lien on the assets of Buyer, convertible into shares of Buyer Common Stock at a price per share equal to the lesser of (a) $2.25 per share or (b) twenty-five percent (25%) greater than the price per share of Buyer Common Stock paid by Buyer's financing sources in connection with Buyer's financing of the cash component of the Merger Consideration, with such other terms as set forth therein, substantially in the form of Exhibit A attached hereto.

      "Copyrights" has the meaning set forth in Section 10.7(a)(iii) of this Agreement.

      "Effective Date" has the meaning set forth in Section 2.3 of this Agreement.

      "Effective Time" has the meaning set forth in Section 2.3 of this Agreement.

      "Employee Benefit Plans" has the meaning set forth in Section 10.21 of this Agreement.

      "Environmental Laws" has the meaning set forth in Section 10.11(d) of this Agreement.

      "ERISA" means the Employee Retirement Income Security Act of 1974 or any successor law, and regulations and rules issued pursuant to that Act or any successor law.

      "Escrow Agent" shall mean Wachovia Bank, N.A.

      "Escrow Agreement" shall mean that certain Escrow Agreement, dated of even date herewith, by and among the Escrow Agent, the Company, the Buyer and the Shareholders, substantially in the form of Exhibit B attached hereto.

      "Estimated Working Capital Amount" has the meaning set forth in Section 4(c)(2) of this Agreement.

      "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

      "Facilities" includes real property, leaseholds, or other interests currently or formerly owned or operated by the Company or its Subsidiaries and all buildings, plants, structures or equipment currently or formerly owned or operated by the Company or its Subsidiaries.

      "Final Adjustment Amount" has the meaning set forth in Section 4(c)(3) of this Agreement.

      "Final Statement of Working Capital" has the meaning set forth in Section 4(c)(3) of this Agreement.

      "Final Working Capital Amount" has the meaning set forth in Section 4(c)(3) of this Agreement.

      "Financial Statements" means the financial statements described in Section
10.14 of this Agreement.

      "GAAP" means United States generally accepted accounting principals consistently applied.

      "Governmental Authority" includes the following: (a) a national, state, country, city, town, village, district or other jurisdiction of any nature; (b) federal, state, local, municipal, foreign, or other government; (c) governmental or quasi-governmental authority of any nature (including any governmental agency, branch, department, official, or entity and any court or other tribunal); (d) multi-national organization or body; and (e) a body exercising, or entitled to exercise, any administrative, executive, judicial, legislative, police, regulatory, or taxing authority or power of any nature.

      "Governmental Authorization" means an approval, consent, license, permit, waiver or other authorization issued, granted, given, or otherwise made available by or under the authority of a Governmental Authority or pursuant to a Legal Requirement.

      "Hazardous Materials" has the meaning set forth in Section 10.11(d) of this Agreement.

      "IGT" means IGT Services, Inc., a Delaware corporation.

      "Indemnified Party" has the meaning set forth in Section 15.3 of this Agreement.

      "Indemnifying Party" has the meaning set forth in Section 15.3 of this Agreement.

      "Initial Deposit Amount" means the sum of $2,500,000 in cash.

      "Intellectual Property" has the meaning set forth in Section 10.7 of this Agreement.

      "Interested Party" has the meaning set forth in Section 12.3 of this Agreement.

      "Knowledge" (a) the Company and its Subsidiaries will be deemed to have "Knowledge" of a particular fact or other matter if any of Philip A. Ferri, Norman Knowles, Henry Wang or Steven J. Pello is actually aware of the fact or other matter; (b) each of the Shareholders and the Buyer will be deemed to have "Knowledge" of a particular fact or other matter if any individual who is serving as a director, executive officer, supervisory personnel, partner, executor or trustee of such Person (or in any similar capacity) is actually aware of the fact or other matter.

      "Law" or "Laws" means all laws, ordinances, regulations, judgments, orders, decrees or rules of any court, arbitrator or Governmental Authority.

      "Lease Documents" has the meaning set forth in Section 10.17 of this Agreement.

      "Leased Real Property" has the meaning set forth in Section 10.17 of this Agreement.

      "Legal Requirements" includes federal, state, local,  municipal,  foreign,
international,   and  multinational  laws,  including   administrative   orders,
constitutions, ordinances, regulations, statutes and treaties.

      "Letter of Transmittal" has the meaning set forth in Section 5(a) of this Agreement.

      "Libra Securities" has the meaning set forth in Section 10.22 of this Agreement.

      "Licenses" has the meaning set forth in Section 10.7(a)(vi) of this Agreement.

      "Lien" means any mortgage, charge, community property interest, condition, equitable interest, option, right of first refusal, pledge, security interest, encumbrance, lien or restriction of any kind, including, without limitations,
(i) any restriction or use, voting, transfer, receipt of income, or exercise of any other attribution of ownership; (ii) any conditional sale or other title retention agreement; (iii) any lease in the nature thereof; and (iv) the filing of or an agreement to give any financing statement under the Uniform Commercial Code of any jurisdiction or under any other applicable law or regulation, and including any lien or charge arising under any federal, state or local laws.

      "Materially Adverse" means, with respect to any matters or events, that such matters or events, together with all other matters, events or facts, would have, or might reasonably be expected to have, a material adverse effect on the condition, business, assets, prospects or operations of any Person taken as a whole with its Subsidiaries; provided, however, that with respect to such Person, any material changes to such Person's business, assets, prospects or operations as a result of (i) this Agreement or the Transactions or any public announcement or similar publicity with respect to this Agreement or the Transactions; or (ii) changes in such Person's industry or general economic conditions in the United States or the world shall not be deemed to have had or to in the future have a Materially Adverse effect on such Person or its condition, business, assets, prospects or operations.

      "Material Contracts" means, whether or not in writing, (a) Arrangements entered into outside of the Ordinary Course of Business; (b) Arrangements involving an obligation which cannot or in reasonable probability will not be performed or terminated within one year from the date entered into; (c) Arrangements affecting ownership of, title to, use of, or any interest in real estate; (d) Intellectual Property licensing agreements and all other agreements and commitments with respect to Intellectual Property rights, including Arrangements with current or former employees, consultants or contractors regarding the appropriation or the non-disclosure of any Intellectual Property;
(e) Arrangements, whether in the Ordinary Course of Business or not, which involve capital expenditures, future payments, performance of services or delivery of goods and/or materials, to or by the Company which in the case of any single or series of related Arrangements, involve value in excess of One Hundred Thousand Dollars (U.S.$100,000); (f) powers of attorney that are currently effective and outstanding; (g) Arrangements with respect to borrowed moneys, guarantees, letters of credit or the creation of a Lien; (h) Arrangements involving employment, severance obligations or other Employee Benefit Plans; (i) Arrangements containing restrictions on the conduct of the Company's or its Subsidiaries' business, including, without limitation, grants of exclusivity with respect to products, services or geographic areas and non-competition and non-solicitation restrictions; (j) Arrangements regarding ownership of or investments in any Person (including, but not limited to, investments in joint ventures or minority investments; (k) Arrangements with airlines or hotels for the purchase of services at other than published rates;
(l) other Arrangements that are material to the conduct of the Company's and its Subsidiaries' business; and (m) each amendment, supplement and modification (whether oral or written) in respect to any of the foregoing.

      "Merger" has the meaning set forth in the Recitals of this Agreement.

      "Merger Consideration" has the meaning set forth in Section 3(b) of this Agreement.

      "Merger Consideration Per Share" means the Merger Consideration to be distributed with respect to each Share in accordance with this Agreement.

      "Merger Expenses" means (i) the aggregate amount to satisfy and discharge all Company Indebtedness including, without limitation, the Amadeus/Terra Loans;
(ii) the Stay Pay Bonuses; (iii) all payments to Michael Thomas pursuant to the terms of the Separation Agreement and Release of Claims, effective as of October 1, 2004, by and between the Company and Michael Thomas; (iv) the costs associated with any directors and officers insurance policy of the Company; and
(v) all of the costs and expenses incurred by the Company in connection with this Agreement and the Related Documents and the Transactions, including, without limitation, all costs and expenses related to the cancellation or termination of Options, and the fees, costs and expenses of Libra Securities and any other broker or finder employed, authorized or retained by any of the Company, the Shareholders or their respective Representatives (including, but not limited, to Allen & Company Incorporated).

      "Merger Sub" has the meaning set forth in the opening paragraph of this Agreement.

      "Net Merger Consideration" means the amount of the Merger Consideration less the aggregate amount of the Merger Expenses.

      "Net Merger Consideration Per Share" means the Net Merger Consideration to be distributed with respect to each Share in accordance with this Agreement.

      "Options" has the meaning set forth in Section 5(c) of this Agreement.

      "Option Consideration" has the meaning set forth in Section 5(c) of this Agreement.


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

      "Order" means any award, decision,  injunction,  judgment,  order, ruling,
subpoena,  or  verdict  entered,   issued,  made,  or  rendered  by  any  court,
administrative agency, or other Government Authority or by any arbitrator.

      "Ordinary Course of Business" means an action taken by a Person will be deemed to have been taken in the "Ordinary Course of Business" only if all of the following are true: (a) such action is consistent with the past practices of such Person and is taken in the ordinary course of the normal day-to-day operations of such Person; (b) such action is not required to be authorized by the board of directors of such Person (or by any person or group of Persons exercising similar authority) and is not required to be specifically authorized by the parent company (if any) of such Person; and (c) such action is similar in nature and magnitude to actions customarily taken, without any authorization by the board of directors (or by any Person or group of Persons exercising similar authority), in the ordinary course of the normal day-to-day operations of other Persons that are in the same line of business as such Person.

      "party" and "parties" has the meaning set forth in the opening paragraph of this Agreement.

      "Paying Agent Agreement" means that certain Paying Agent Agreement, dated as of the Closing Date, by and among the Company, the Buyer, the Escrow Agent and the Shareholders, substantially in the form of Exhibit C attached hereto.

      "Patents" has the meaning set forth in Section 10.7(a)(i) of this Agreement.

      "Permitted Liens" means (i) liens for Taxes, assessments, governmental charges or levies or mechanics' and other statutory liens which are not material in amount relative to the property affected and which are not yet delinquent or can be paid without penalty or are being contested in good faith by appropriate Proceedings in respect thereof; and (ii) imperfections of title which are not substantial in amount relative to the property affected and which do not materially interfere with the present use of the property subject thereto or affected thereby.

      "Person" (whether or not such term is capitalized) means all natural persons, corporations, trusts, associations, joint ventures, limited liability companies and other entities, and governments, agencies and political subdivisions.

      "Policies" has the meaning set forth in Section 10.20 of this Agreement.

      "Pre-Closing  Statement  of Working  Capital" has the meaning set forth in
Section 4(c)(2) of this Agreement.

      "Preferred Stock" means the preferred stock, par value $0.001 per share, of the Company.

      "Proceeding" means any action, arbitration, audit, hearing, investigation, proceeding or suit (whether civil, criminal, administrative, investigative, or informal) commenced, brought, conducted, or heard by or before, or otherwise involving, any Governmental Authority or arbitrator.

      "Proprietary Rights Agreement" has the meaning set forth in Section 10.13(a)(ii) of this Agreement.

      "Related Documents" has the meaning set forth in Section 13.1(b) of this Agreement.

      "Related Person" with respect to a particular individual includes all of the following: (a) each other member of such individual's Family; (b) any Person that is directly or indirectly controlled by such individual or one or more members of such individual's Family; (c) any Person in which such individual or members of such individual's Family hold (individually or in the aggregate) a Material Interest; and (d) any Person with respect to which such individual or one or more members of such individual's Family serves as a director, officer, partner, executor, or trustee (or in a similar capacity).

      With respect to a specified Person other than an individual, "Related Person" includes all of the following: (a) any Person that directly or indirectly controls, is directly or indirectly controlled by, or is directly or indirectly under common control with such specified Person; (b) any Person that holds a Material Interest in such specified Person; (c) each Person that serves as a director, officer, partner, executor or trustee of such specified Person (or in a similar capacity); (d) any Person in which such specified Person holds a Material Interest; (e) any Person with respect to which such specified Person serves as a general partner or a trustee (or in a similar capacity); and (f) any Related Person of any individual described in clause (b) or (c).

      For purposes of this definition, (a) the "Family" of an individual includes (i) the individual, (ii) the individual's spouse, (iii) any other natural person who is related to the individual or the individual's spouse within the second degree, and (iv) any other natural person who resides with such individual, and (b) "Material Interest" means direct or indirect beneficial ownership (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended) of voting securities or other voting interests representing at least 10% of the outstanding voting power of a Person or equity securities or other equity interests representing at least 10% of the outstanding equity securities or equity interests in a Person.

      "Representative" with respect to a particular Person, means any director, officer, employee, agent, consultant, advisor, or other representative of such Person, including legal counsel, accountants, and financial advisors.

      "SEC" means the U.S. Securities and Exchange Commission.

      "SEC Documents" has the meaning set forth in Section 9.8 of this Agreement.

      "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

      "Security Agreements" means those certain Security Agreements by and among the Buyer and each of the Shareholders, to be entered into pursuant to the terms of the Convertible Promissory Notes, substantially in the form of Exhibit F attached hereto.

      "Share Certificates" has the meaning set forth in Section 5(a) of this Agreement.

      "Shares" has the meaning set forth in the Recitals of this Agreement.

      "Shareholder" and "Shareholders" have the meanings set forth in the opening paragraph of this Agreement.

      "Shareholder Representative" has the meaning set forth in Section 16.12 of this Agreement.

      "Software Documentation" means all documents, other written material (including user and support manuals, flowcharts and other supporting documentary, architecture documents, design documents, requirements documents, specifications documents and computer material) and source codes which have been created by or for the Company or its Subsidiaries or acquired by the Company or its Subsidiaries relating to, explaining or assisting in the use of the Computer Software.

      "Software Rights" means all intellectual property comprised within the Computer Software including, but not limited to, all property and contract rights related to the Computer Software which are necessary or incidental to the development, support, marketing, production, licensing or sale of the Computer Software; all intellectual property comprised within all other of the Company's and its Subsidiaries' systems, concepts or ideas related to the Computer Software whether completed, in development or contemplated; all intellectual property comprised within customer support and other marketing databases related to the Computer Software; all intellectual property comprised within the Software Documentation; and all intellectual property used or required to be used by the Company and its Subsidiaries in connection with its business.

      "Stay Pay Bonuses" means the following bonuses paid to certain members of management of the Company at the Closing:

            (a)   Philip A. Ferri - $96,482

            (b)   Norman Knowles - $92,500

            (c)   Steven J. Pello - $87,500

            (d)   Henry Wang - $62,500

      "Stock Option Plans" has the meaning set forth in Section 5(c) of this Agreement.

      "Subsidiary" means, with respect to any Person, any corporation, limited liability company, partnership, association or other business entity of which
(i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof; or (ii) if a limited liability company, partnership, association or other business entity, a majority of the partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more Subsidiaries of that Person or a combination thereof. For purposes hereof, a

Person or Persons shall be deemed to have a majority ownership interest in a limited liability company, partnership, association or other business entity if such Person or Persons shall be allocated a majority of limited liability company, partnership, association or other business entity gains or losses or shall be or control any managing director or general partner of such limited liability company, partnership, association or other business entity. Buyer's Subsidiaries for all purposes hereunder excludes Lifestyles Innovations, Inc., a Nevada corporation.

      "Surviving Corporation" has the meaning set forth in Section 2.2 of this Agreement.

      "Taxes" means all taxes imposed of any nature and by any Governmental Authority, including, without limitation, all federal, state, local or foreign net income, alternative or add-on minimum, assets, gross income, gross receipts, sales, use, ad valorem, value-added, franchise, profits, license, withholding, communications, payroll, employment, excise, severance, stamp, occupation, premium, profit-sharing payments, property, social benefit contributions, windfall profits or similar taxes, duties, assessments, fees, levies or other similar governmental charges of any kind whatsoever, together with any interest, penalties, additions to tax or additional amounts imposed thereon or imposed with respect to any such interest, penalties, additions to tax or other additional amounts.

      "Tax Return" means all returns (including any information return), reports, statements, schedules, notices forms or other documentation or information filed or submitted to, or required to be filed with or submitted to, any Governmental Authority in connection with the determination, assessment, collection or payment of any Tax or in connection with the administration, implementation, documentation or enforcement of or compliance with any legal requirement relating to any Tax.

      "Terra" has the meaning set forth in the opening paragraph of this Agreement.

      "Terra Networks" means Terra Networks, S.A., a company organized under the laws of the Kingdom of Spain.

      "Texas Law" has the meaning set forth in Section 2.2 of this Agreement.

      "Threshold Amount" has the meaning set forth in Section 15.1(c) of this Agreement.

      "Trademarks" has the meaning set forth in Section 10.7(a)(ii) of this Agreement.

      "Trade Secrets" has the meaning set forth in Section 10.7(a)(iv) of this Agreement.

      "Transactions" means the transactions contemplated by this Agreement.

      "Transfer Taxes" has the meaning set forth in Section 12.7(b) of this Agreement.

      "URLs" has the meaning set forth in Section 10.7(a)(vii) of this Agreement.

      "Working Capital Adjustment" has the meaning set forth in Section 4(c)(3) of this Agreement.

      "Working Capital Amount" means an amount equal to the sum of the current assets of the Company (excluding the Merger Expenses to the extent they appear in the current liabilities of the Company) minus the sum of the current liabilities of the Company (excluding the Merger Expenses to the extent they appear in the current assets of the Company), determined in accordance with GAAP.

      "Working Capital Review Period" has the meaning set forth in Section 4(c)(4) of this Agreement.

      "Working Capital Settlement Amount" means an amount equal to the greater of twenty percent (20%) of the Estimated Working Capital Amount or $100,000.

2.    Deposit; The Merger.

      2.1 Initial Deposit. Contemporaneously with the execution of this Agreement by the parties, Buyer shall pay to the Escrow Agent the Initial Deposit Amount by wire transfer of immediately available funds in accordance with the terms of the Escrow Agreement.

      2.2 Merger. Subject to the terms and conditions of this Agreement, Merger Sub will be merged with and into the Company in accordance with the laws of the State of Texas ("Texas Law"), whereupon the separate existence of Merger Sub shall cease, and the Company shall be the surviving corporation (the Company following the Merger is sometimes referred to herein as the "Surviving Corporation").

      2.3 Articles of Merger and Certificate of Merger. As soon as practicable after satisfaction of, or to the extent permitted hereunder, waiver of, all of the conditions to the Merger, the Company and Merger Sub shall file Articles of Merger (the "Articles of Merger") with the Secretary of State of the State of Texas and make all such other filings or recordings required by Texas Law in connection with the Merger. The Merger shall become effective at such time as the Articles of Merger is duly filed with the Secretary of State of the State of Texas, in accordance with the relevant provisions of Texas Law (the "Effective Time"). The date on which the Effective Time shall occur is referred to herein as the "Effective Date."

      2.4  Surviving  Corporation.  From  and  after  the  Effective  Time,  the
Surviving Corporation shall possess all of the rights, privileges, powers and franchises and be subject to all of the restrictions, disabilities and duties of the Company and Merger Sub, all as provided under Texas Law.

3.    Conversion of Shares.

      (a) At the Effective Time:

            (i) each share of common stock of Merger Sub outstanding immediately prior to the Effective Time shall automatically and without any action on the part of the holder thereof, be converted into one share of common stock of the Surviving Corporation.

            (ii) each issued and outstanding Share that is held in the treasury of the Company shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist, and no Merger Consideration shall be delivered or deliverable therefor.

            (iii) each issued and outstanding Share shall automatically and without any action on the part of the holder thereof cease to be outstanding and be converted into the right to receive the Net Merger Consideration Per Share, if any, payable in the manner provided in Section 5 hereof. All such Shares, when so converted, shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist, and each holder of a certificate representing any of such Shares shall cease to have any rights with respect thereto, except the right to receive the Net Merger Consideration Per Share, if any, therefor upon the surrender of such certificate in accordance with Section 5 hereof.

      (b) "Merger Consideration" means (i) the Initial Deposit Amount, plus (ii) the Convertible Promissory Notes, plus (iii) the Closing Deposit Amount, if any, plus (iv) $10,500,000 in cash.

4.    Merger Consideration Payment; Working Capital Adjustment.

      (a) Upon the Effective Time, subject to the satisfaction or waiver of the conditions set forth in Sections 13.1, 13.2 and 13.3 hereof, the Buyer or Merger Sub shall deliver to the Escrow Agent the Merger Consideration (as adjusted in accordance with Section 4(c)(2) below). Subject to the last sentence of this Section, the parties agree that the cash portion of the Net Merger Consideration shall be distributed to the shareholders of the Company in accordance with their percentage ownership of the Shares. Furthermore, the parties agree that the Convertible Promissory Notes shall be issued to the Shareholders and/or IGT as determined among the Shareholders individually and IGT at Closing. In lieu of accepting a Convertible Promissory Note as part of the Net Merger Consideration, each of the remaining shareholders of the Company shall be paid in cash from the cash portion of the Net Merger Consideration an amount equal to the principal amount of the Convertible Promissory Notes such shareholder would have received in accordance with their pro rata percentage ownership of the Shares. By way of example, the attached Exhibit E is an estimate of the cash amounts to be paid to the Company's shareholders. At the Closing, the parties will prepare a closing statement in the Form of Exhibit E with the actual amounts of Merger Consideration and Merger Expenses.

      (b) Upon receipt of the Merger Consideration, the Escrow Agent shall first pay the Merger Expenses from the cash portion of the Merger Consideration then distribute the Net Merger Consideration, minus the Working Capital Settlement Amount, to the shareholders of the Company in accordance with Section 4(a) and 5 and the terms of the Paying Agent Agreement and the Escrow Agreement. The Company and the Shareholders acknowledge and agree that neither the Buyer, the Surviving Corporation, nor the Merger Sub has, or shall have, any responsibility or liability for the payment of the Merger Expenses or the distribution of the Net Merger Consideration to the shareholders of the Company, except distribution to the Escrow Agent and the Paying Agent as set forth in this Section 4. In accordance with the terms of the Escrow Agreement and the Paying Agent Agreement, the Escrow Agent shall retain the Working Capital Settlement Amount from the cash portion of the Net Merger Consideration until the parties determine the Final Working Capital Adjustment Amount.

      (c)  The  parties   agree  that  the  cash   portion  of  the  Net  Merger
Consideration will be subject to the following adjustments:

            (1) The cash portion of the Net Merger Consideration shall be adjusted, dollar for dollar, to the extent that the Final Working Capital Amount as set forth on the Final Statement of Working Capital is greater or less than the Estimated Working Capital Amount as set forth on the Pre-Closing Statement of Working Capital.

            (2) At least three (3) days prior to the Closing, the Company will estimate the Working Capital Amount as of the Closing Date (the "Estimated Working Capital Amount"), prepare a preliminary statement (the "Pre-Closing Statement of Working Capital") of the Estimated Working Capital Amount and deliver the Pre-Closing Statement of Working Capital to the Buyer. In the event that the Estimated Working Capital Amount is less than the zero (0), then the cash portion of the Net Merger Consideration shall be reduced by such amount. In the event that the Estimated Working Capital Amount is more than zero (0), then the cash portion of the Net Merger Consideration shall be increased by such amount.

            (3) Within thirty (30) days following the Closing Date, the Surviving Corporation, with the assistance and cooperation of the Buyer, shall prepare and deliver to the Shareholder Representative a statement (the "Final Statement of Working Capital") setting forth (i) the actual Working Capital Amount as of the Closing Date (the "Final Working Capital Amount"), (ii) the difference between the Final Working Capital Amount and zero (0) (the "Working Capital Adjustment"), (iii) the cash portion of the Net Merger Consideration plus or minus the Working Capital Adjustment as appropriate (the "Adjusted Cash Merger Consideration"), and (iv) the difference between the cash portion of the Net Merger Consideration paid by the Buyer at the Closing (adjusted as set forth in Section 4(c)(2) above) and the Adjusted Cash Merger Consideration (such difference referred to herein as the "Final Adjustment Amount").

            (4) The Shareholders shall have fifteen (15) days following the Shareholder Representative's receipt of the Final Statement of Working Capital (the "Working Capital Review Period") to review the same. On or before the expiration of the Working Capital Review Period, the Shareholder Representative shall deliver to the Buyer a written statement accepting or objecting to the Final Statement of Working Capital. In the event that the Shareholders shall object to the Final Statement of Working Capital, such statement shall include a detailed itemization of the Shareholders' objections and their reasons for such objections. If no such statement is delivered by the Shareholder Representative to the Buyer within the Working Capital Review Period, the Shareholders shall be conclusively deemed to have accepted the Final Statement of Working Capital.

            (5) If the cash portion of the Net Merger Consideration paid by the Buyer at the Closing (adjusted as set forth in Section 4(c)(2)) is greater than the Adjusted Cash Merger Consideration, then the Escrow Agent shall pay the Buyer the Final Adjustment Amount from the Working Capital Settlement Amount (as a reduction to the cash portion of the Merger Consideration) by wire transfer of immediately available funds within ten
      (10) days of the determination by the Shareholders and the Buyer of the Final Statement of Working Capital. If the cash portion of the Net Merger Consideration paid by the Buyer at the Closing (adjusted as set forth in Section 4(c)(2)) is less than the Adjusted Cash Merger Consideration, then the Buyer shall pay the Escrow Agent the Final Adjustment Amount (as additional cash Merger Consideration) by wire transfer of immediately available funds within ten (10) days of the determination by the Shareholders and the Buyer of the Final Statement of Working Capital.

            (6) The Final Statement of Working Capital shall be prepared from the books and records of the Surviving Corporation in accordance with GAAP applied on a basis consistent with that used in the preparation of the Financial Statements.

            (7) In the event that the Shareholders shall accept or shall be conclusively deemed to have accepted the Final Statement of Working Capital as prepared and delivered by the Shareholder Representative, the Final Statement of Working Capital shall be used for the purposes of determining any adjustment to the cash portion of the Merger Consideration in accordance with this Section 4. In the event, however, that the Shareholder Representative shall object to the Final Statement of Working Capital within the Working Capital Review Period, the Shareholder Representative and the Buyer shall promptly meet and in good faith attempt to resolve such objection(s). Any such objection(s) which cannot be resolved between the Buyer and the Shareholder Representative within thirty (30) days following the Buyer's receipt of the Shareholders' statement of objection(s) shall be resolved in accordance with the procedures set forth in Section 4(c)(8). The Final Statement of Working Capital, as adjusted to reflect the adjustments agreed upon by the Buyer and the Shareholders or determined in accordance with Section 4(c)(8), shall be used for purposes of determining any adjustment to the cash portion of the Merger Consideration in accordance with Section 4(c)(1).

            (8) If the Buyer and the Shareholders cannot resolve the objection(s) of the Shareholders to the Final Statement of Working Capital in accordance with Section 4(c)(7) above, either the Buyer or the Shareholders, by written notice to the other, may elect to have any such disagreement tendered to and resolved by a mutually acceptable firm of independent certified public accountants of recognized national standing ("Accountant") to make a determination as to the subject matter of such disagreement, which determination shall be final and binding on the parties hereto for the purpose of this Agreement. The final determination of the Accountant with respect to the Working Capital Amount shall be considered the "Final Working Capital Amount" for purposes of this Agreement. The Buyer and the Shareholders shall each pay one-half of the fees and expenses charged by such Accountant. If the Buyer and the Shareholders are unable to agree on the Accountant within the aforementioned thirty (30) day period, then the Accountant shall be

      Deloitte & Touche. The Accountant shall be instructed to use every reasonable effort to perform its function as efficiently and inexpensively as possible within thirty (30) days following submission of the matter to it and, in any case, as soon as practicable after such submission to it. The Accountant shall be limited to deciding each such disagreement in an amount which shall be equal to or in between the amounts proposed by the Buyer and the Shareholders, and no more and no less. The determination by the Accountant shall be based solely on written materials provided to it by the parties and on presentations by the Shareholders, on the one hand, and the Buyer, on the other hand, and shall not involve any independent review.

            (9) The Shareholder Representative shall represent the Shareholders in connection with all matters under this Section 4(c).

5.    Exchange of Certificates.

      (a) At and after the Effective Time, each certificate representing outstanding Shares will be deemed held by the holder of record as recorded on the stock records of the Company immediately prior to the Effective Time. As soon as practicable after the Effective Time (but in no event less than five (5) days after the Effective Time), the Surviving Corporation and the Shareholder Representative shall cause the Escrow Agent in accordance with the terms of the Paying Agent Agreement to mail to each record holder of Shares a form of letter of transmittal ("Letter of Transmittal") and instructions for use in surrendering the certificates for such Shares (the "Share Certificates") for cancellation and receiving the Net Merger Consideration to which such holder shall be entitled therefor, if any. By execution and delivery of a Letter of Transmittal, a holder shall be deemed to consent to the terms of the Merger set forth in this Agreement, including the appointment of a Shareholder Representative pursuant to Section 16.11. Promptly after receipt of any Share Certificates, the Escrow Agent shall notify the Buyer and the Shareholder Representative of such receipt and the Escrow Agent shall deliver to the holder thereof it, his or her portion of the Net Merger Consideration.

      (b) The Net Merger Consideration, if any, delivered upon the surrender of Share Certificates in accordance with the terms hereof will be delivered by the Escrow Agent to the holder of record as recorded on the stock records of the Company immediately prior to the Effective Time. After the Effective Time, there will be no further registration of transfers of the Shares on the stock transfer books of the Company. If, after the Effective Time, Share Certificates are presented for transfer or for any other reason, they will be canceled and exchanged and the Net Merger Consideration, if any, will be delivered in exchange therefor in accordance with this Section 5. The Escrow Agent shall accept Share Certificates upon compliance with such reasonable terms and conditions as the Escrow Agent may impose to effect an orderly exchange thereof in accordance with normal exchange practices.

      (c) The Company shall take such action in order that, at the Effective Time, any options, warrants, rights, calls, agreements, convertible notes, convertible securities or other commitments granted under any Company stock option plan or agreement or pursuant to which any Person has the right to acquire Common Stock, whether through acquisition or conversion (collectively, as such plans or agreements may have been amended, supplemented or modified from time to time, the "Stock Option Plans") that are unexercised or unconverted, whether or not then exercisable or convertible (the "Options"), shall be extinguished by virtue of the Merger and converted into the right to receive, for each share of Common Stock subject to such Option, an amount in cash equal to the excess, if any, of the Net Merger Consideration Per Share over the per share exercise price of such Option (such excess being referred to as the "Option Consideration"), and such amount less the amount of any required withholding taxes shall be paid to the holder of such Option. The surrender of an Option in exchange for the Option Consideration shall constitute a release of any and all rights the holder had or may have had in the Option. All Stock Option Plans shall terminate as of the Effective Time and the provisions in any other plan, program or arrangement providing for the issuance or grant of any other interest in respect of the capital stock of the Company shall be extinguished as of the Effective Time. The Surviving Corporation or the Shareholder Representative, as applicable, shall be entitled to deduct and withhold from the Net Merger Consideration otherwise payable pursuant to this Agreement to any former holder of Options such amounts as the Surviving Corporation or the Shareholder Representative, as the case may be, may be required to deduct and withhold with respect to the making of such payment under the Code or any provision of state, local or foreign tax law. To the extent so withheld, such amounts shall be treated for all purposes of this Agreement as having been paid to the former holder of Options in respect of which such deduction and withholding was made.

      (d)  Upon  and  after  the  Effective  Time,   until  Share   Certificates
representing Shares are surrendered pursuant to this Section 5, such certificates shall not represent an ownership right in the Company and shall be deemed, for all purposes, solely to evidence ownership of the right to receive the Net Merger Consideration Per Share, if any, in accordance with Section 5.

      (e) Any portion of the Net Merger Consideration (including any earnings thereon) which remains undistributed to the holders of the Shares for one (1) year after the Effective Time shall be delivered to the Surviving Corporation, upon demand, and any holders of shares of Shares who theretofore have not complied with this Section 5 thereafter shall look only to the Surviving Corporation and only as general creditors thereof for payment of their claim for any Merger Consideration.

6. Dissenting Shares. Notwithstanding Section 3, Shares outstanding immediately prior to the Effective Time and held by a holder who has not voted in favor of the Merger or consented thereto in writing and who has demanded appraisal for such Shares in accordance with Texas Law shall not be converted into a right to receive the Merger Consideration, unless such holder fails to perfect or withdraws or loses the right to appraisal. If after the Effective Time such holder fails to perfect or withdraws or loses the right to appraisal, such Shares shall be treated as if they had been converted as of the Effective Time into a right to receive the Net Merger Consideration. The Company shall give prompt notice to the Buyer of any demands received by the Company for appraisal of any shares of Common Stock, together with copies of any correspondence or filings related thereto, and the Buyer shall have the right to participate in and direct all negotiations and proceedings with respect to such demands. Prior to the Effective Time, the Company shall not, without the prior written consent of the Buyer, make any payment with respect to, or settle or offer to settle, any such appraisal demands, or agree to do any of the foregoing.

7.    The Surviving Corporation.

      7.1 Articles of Incorporation. The Articles of Incorporation of Merger Sub as in effect immediately prior to the Effective Time shall be the Articles of Incorporation of the Surviving Corporation.

      7.2 Bylaws. The Bylaws of Merger Sub in effect immediately prior to the Effective Time shall be the Bylaws of the Surviving Corporation.

      7.3 Directors and Officers. From and after the Effective Time, until successors are duly elected or appointed and qualified in accordance with applicable law, the directors and the initial officers of Merger Sub at the Effective Time shall become directors and the officers of the Surviving Corporation and the Officers and Directors of the Company shall cease to act as such at such time.

8. Closing. The closing of the Transactions (the "Closing") in accordance with the terms and conditions of this Agreement shall take place at the offices of Haynes and Boone, L.L.P., located at 399 Park Avenue, New York, New York 10022, at 10:00 a.m. E.S.T. or such other location and time of day as the Company, the Shareholders and the Buyer mutually agree upon, which date shall be no later than March 14, 2005 (including any extension thereof pursuant to this Section 8, the "Closing Date"). The Closing Date may be extended for up to thirty-one (31) days following March 14, 2005 until April 14, 2005 by Buyer upon at least five (5) days prior written notice to the Company before March 14, 2005 and payment to the Escrow Agent of $100,000 by wire transfer of immediately available funds (the "Closing Deposit Amount"). The Closing may, with the consent of all parties, take place by delivering an exchange of documents by facsimile transmission with originals to follow by overnight mail service courier. If the Closing occurs, all the representations and warranties contained in Articles 9, 10 and 11 are deemed to be remade as of the Closing Date (in addition to having been given as of the date hereof) (other than any representation or warranty that expressly relates to a specific date, which representation and warranty shall be correct on the date so specified), without giving effect to any notices given pursuant to 12.6(a) or (b) hereof.

9. Representations and Warranties of the Buyer and Merger Sub. The Buyer and, where applicable, Merger Sub hereby, jointly and severally, represent, warrant and covenant to the Company and the Shareholders the following:

      9.1 Organization, Good Standing and Qualification. The Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of Texas. The Buyer and Merger Sub are each duly qualified to transact business and in good standing in each jurisdiction in which the failure to so qualify would have a material adverse effect on its business or properties. Merger Sub conducted no business prior to the date hereof.

      9.2 Capitalization and Voting Rights. The authorized capital stock of the Buyer as of the date of this Agreement consists of:

                  (i) 200,000,000 shares of Buyer Common Stock, of which 28,906,009 shares are issued and outstanding as of the Close of business on February 9, 2005; and

                  (ii) 10,000,000 shares of Buyer Preferred Stock, of which 1,529,209 shares are issued and outstanding as of the Close of business on February 9, 2005.

      The outstanding shares of Buyer Common Stock and Buyer Preferred Stock (collectively, "Buyer Capital Stock") are all duly and validly authorized and issued, fully paid and nonassessable. Set forth on Schedule 9.2 of the Disclosure Schedule is a listing as of the date of this Agreement of all outstanding options, warrants, rights, calls, agreements, convertible notes, convertible securities or other commitments granted under any Buyer stock option plan or agreement or pursuant to which any Person has the right to acquire Buyer Capital Stock, whether through acquisition or conversion (collectively, the "Buyer Options"), or agreements for the purchase or acquisition from the Buyer of, or securities convertible into, any shares of Buyer Capital Stock, including the number of shares of Buyer Capital Stock subject thereto, and as of the date hereof there are no other Arrangements relating to the issuance, sale, grant, transfer, redemption or purchase by the Buyer of any equity or other securities of the Buyer. None of the outstanding equity securities or other securities of the Buyer was issued in violation of preemptive or subscription rights, the Securities Act or any other Legal Requirement. No shares of Buyer Capital Stock are held by the Buyer in its treasury as of the date of this Agreement.

      9.3 Subsidiaries. Except as set forth on Schedule 9.3, other than Merger Sub, the Buyer does not presently own or control, directly or indirectly, any interest in any other corporation, association, or other business entity. Except as set forth on Schedule 9.3 of the Disclosure Schedule, the Buyer is not a participant in any joint venture, partnership, or similar arrangement, nor has the Buyer entered into, or have the present intent to enter into, any Arrangement to acquire any equity securities or other security of any Person or any direct or indirect equity or ownership interest in any other business.

      9.4 Authorization. Other than stockholder approval of the issuance of the Buyer Common Stock issuable upon conversion of the Convertible Promissory Notes and registration thereof with the appropriate Governmental Authority and stock exchange, all corporate action on the part of the Buyer and Merger Sub and its officers, directors and stockholders necessary for the authorization, execution and delivery of this Agreement and the Related Documents, and the performance of all obligations of the Buyer and Merger Sub hereunder and thereunder has been taken or will be taken prior to the Closing. This Agreement, and each Related Document to which it is a party will after the Closing will constitute, constitutes the valid and legally binding obligations of the Buyer and/or Merger Sub, enforceable in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors' rights generally; and
(ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

      9.5 Governmental Consents. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any Governmental Authority on the part of the Buyer or Merger Sub is required in connection with the consummation of the Transactions, except for such other filings required pursuant to applicable federal and state securities laws and blue sky laws, which filings will be effected within the required statutory period and filings in connection with AMEX listing requirements.

      9.6     Legal Proceedings; Order.

            (a) Except as set forth in Schedule 9.6 of the Disclosure Schedule, there is no pending Proceeding (i) that has been commenced by or against the Buyer or Merger Sub or that otherwise related to or may affect the business of, or any of the assets owned or used by, the Buyer or Merger Sub, except such as would not have a Materially Adverse effect on the Buyer or Merger Sub; or (ii) that challenges, or that may have the effect of preventing, delaying, making illegal, or otherwise interfering with, any of the Transactions. To the Knowledge of the Buyer, no such Proceeding has been threatened in a writing delivered to the Buyer.

            (b) Except as set forth in Schedule 9.6 of the Disclosure Schedule:

                  (i) there is no Order to which the Buyer or Merger Sub, or any of the assets owned or used by the Buyer or Merger Sub, is subject;

                  (ii) to the  Knowledge of the Buyer,  no event has occurred or circumstance exists that may constitute or result in (with or without notice or lapse of time) a violation of or failure to comply with any term or requirement of any Order to which the Buyer or Merger Sub, or any of the assets owned or used by the Buyer or Merger Sub, is subject; and

                  (iii) the Buyer and Merger Sub have not received, at any time, any notice or other communication (whether oral or written) from any Governmental Authority or any other Person regarding any actual, alleged, possible, or potential violation of, or failure to comply with, any term or requirement of any Order to which the Buyer or Merger Sub, or any of the assets owned or used by the Buyer or Merger Sub, is or has been subject.

      9.7   SEC Documents; Buyer Indebtedness.

            (a) The Buyer has made available to the Company a true and complete copy of each report, schedule, registration statement and definitive proxy statement filed by the Buyer with the SEC since December 31, 2003 (collectively, the "SEC Documents"), which are all the documents (other than the preliminary materials) that the Buyer was required to file with the SEC since December 31, 2003. Except as set forth on Schedule 9.7(a) of the Disclosure Schedule, as of their respective dates, the SEC Documents complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to the SEC Documents, and none of the SEC Documents contained as of their respective dates any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

            (b)  Except  as set  forth  on  Schedule  9.7(b)  of the  Disclosure
      Schedule, the financial statements of the Buyer, included in the SEC Documents, including the notes and schedules thereto, complied as to form in all material respects with the rules and regulations of the SEC with respect thereto, were prepared in accordance with GAAP applied on a consistent  basis  during the  periods  involved  and fairly  present  the consolidated financial position of the Buyer and its consolidated Subsidiaries as of their respective dates and the consolidated results of operations and the consolidated cash flows of the Buyer and its consolidated Subsidiaries for the periods presented therein in accordance with applicable requirements of GAAP (subject, in the case of the unaudited statements, to normal, recurring adjustments, none of which are material) applied on a consistent basis during the periods presented.

            (c) Schedule 9.7(c) of the Disclosure Schedule describes all Buyer Indebtedness, including the identity of the Persons to whom such Buyer Indebtedness is owed and the principal amount of such Buyer Indebtedness as of the date hereof.

      9.8 Intellectual Property. The Buyer and its Subsidiaries own, possess or license, or to the Buyer's Knowledge, can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, "Buyer Intellectual Property") necessary to carry on the business of now operated by them, and neither the Buyer nor any of its Subsidiaries have received any notice or otherwise has Knowledge of any infringement of or conflict with asserted rights of any Person with respect to any Buyer Intellectual Property (including Buyer Intellectual Property which is licensed) or of any facts or circumstances which would render any Buyer Intellectual Property invalid or inadequate to protect the interests of the Buyer or any of its Subsidiaries therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, singly or in the aggregate, could reasonably be expected to result in a Materially Adverse effect on the Buyer or its Subsidiaries.

      9.9 Compliance with Other Instruments. The Buyer and its Subsidiaries are not in violation of any provision of (a) their Certificate of Incorporation or Bylaws or other charter documents, each as amended to date, nor, to the Knowledge of the Buyer, except as set forth on Schedule 9.9 of the Disclosure Schedule, of (b) any Arrangement, instrument, judgment, order, writ, decree or contract, statute, rule or regulation to which the Buyer or its Subsidiaries or their assets is subject and a violation of which could have a Materially Adverse effect on the Buyer or its Subsidiaries. Except as set forth on Schedule 9.9 of the Disclosure Schedule, the execution, delivery and performance of this Agreement and the consummation of the Transactions will not result in any such violation, or be in conflict with or constitute, with or without the passage of time and giving of notice, either a default under any such provision or an event that results in the acceleration of any payment or other obligation of the Buyer or its Subsidiaries, the creation of any Lien upon any assets of the Buyer or its Subsidiaries or the suspension, revocation, impairment, forfeiture or nonrenewal of any material Governmental Authorization applicable to the Buyer, its Subsidiaries, their business or operations or any of their assets or properties.

      9.10 Buyer's and Merger Sub's Counsel. The Buyer and Merger Sub acknowledges that the Buyer and Merger Sub have had the opportunity to review this Agreement, the exhibits and the schedules attached hereto and the Related Documents and the transactions contemplated herein and therein with the Buyer's and Merger Sub's own legal counsel.

      9.11 No Brokers. The Buyer and Merger Sub have not employed or authorized anyone to represent them as a broker or finder in connection with the Transactions, and no broker or other person is entitled to any commission or finder's fee from the Buyer or Merger Sub in connection with the Transactions.

      9.12    Compliance with Legal Requirements; Governmental Authorizations.

            (a) Except as set forth in Schedule 9.12 of the Disclosure Schedule:

                  (i) the Buyer and its  Subsidiaries  are and at all times have been in material compliance with each Legal Requirement that is or was applicable to them or to the conduct of operations of their business or the ownership or use of any of their assets, except where the failure to comply would not have a Materially Adverse effect on the Buyer or its Subsidiaries; and

                  (ii) the Buyer and its  Subsidiaries  have not received at any time any notice or other communication (whether oral or written) from any Governmental Authority or any other Person regarding (a) any actual, alleged, possible, or potential violation of or failure to comply with any Legal Requirement, or (b) any actual, alleged, possible, or potential obligation on the part of the Buyer or its Subsidiaries to undertake, or to bear all or any portion of the cost of, any remedial action of any nature.

            (b) Except as set forth on Schedule 9.12 of the Disclosure Schedule, the Buyer and its Subsidiaries have each Governmental Authorization necessary to permit the Buyer and its Subsidiaries to lawfully conduct and operate their business in the manner they currently conduct and operate such business and to permit the Buyer and its Subsidiaries to own and use their assets in the manner in which they currently own and use such assets, except where such failure could not have a Materially Adverse effect on the Buyer and Merger Sub.

10. Representations and Warranties of the Company. The Company hereby represents and warrants to the Buyer the following:

      10.1 Organization, Good Standing and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Texas. The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify would have a Materially Adverse effect on its business or properties.

      10.2 Capitalization and Voting Rights. The authorized capital stock of the Company consists of:

                  (i) 200,000,000 Shares, of which 198,937,652 Shares are issued and outstanding; and

                  (ii) 2,000,000  shares of Preferred  Stock,  none of which are issued and outstanding.

The outstanding Shares are owned of record and beneficially by the shareholders of the Company in the numbers specified in Schedule 10.2 of the Disclosure Schedule attached hereto. The outstanding Shares are all duly and validly authorized and issued, fully paid and nonassessable. Set forth on Schedule 10.2 of the Disclosure Schedule is a description of all outstanding Options or agreements for the purchase or acquisition from the Company of, or securities convertible into, any shares of its capital stock, including the number of shares of capital stock of the Company subject thereto, the grant dates and exercise prices thereof and the names of the holders thereof, and there are no other Arrangements relating to the issuance, sale, grant, transfer, redemption or purchase by the Company of any equity or other securities of the Company. The Company has delivered to the Buyer true and complete copies of all Arrangements governing the Options. Except as set forth on Schedule 10.2 of the Disclosure Schedule, all outstanding warrants to purchase shares of the capital stock of the Company shall have been either exercised by the holder thereof or expired pursuant to the terms thereof as of immediately prior to the Closing. None of the outstanding equity securities or other securities of the Company was issued in violation of preemptive or subscription rights, the Securities Act or any other Legal Requirement. No shares of Common Stock or Preferred Stock are held by the Company in its treasury as of the date of this Agreement. Except as set forth on Schedule 10.2 of the Disclosure Schedule, the Company is not a party to, and has no Knowledge of, any voting agreement, irrevocable proxy or other Arrangement with respect to the voting of the Shares. Assuming that the Buyer
(i) owns 100% of the capital stock of Merger Sub, free and clear of all Liens, and (ii) Merger Sub has issued no options, warrants or other Arrangements for the purchase of its capital stock, each as immediately prior to the Effective Time, at the Effective Time upon giving effect to the Merger, the Buyer will own 100% of the outstanding capital stock of the Surviving Corporation, free and clear of all Liens, and no Options will be outstanding.

      10.3 Subsidiaries. The Company owns all of the issued and outstanding capital stock of the Company Subsidiary, and no Person has the right (contractual or other) to acquire any capital stock of the Company Subsidiary. The Company Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of the State of South Carolina. The Company Subsidiary is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify would have a Materially Adverse effect on its business or properties. Except for the Company Subsidiary, the Company has no Subsidiaries. Except as set forth on Schedule 10.3 of the Disclosure Schedule, the Company is not a participant in any joint venture, partnership, or similar arrangement, nor has the Company entered into, or have the present intent to enter into, any Arrangement to acquire any equity securities or other security of any Person or any direct or indirect equity or ownership interest in any other business.

      10.4 Authorization. All corporate action on the part of the Company and its officers, directors and shareholders necessary for the authorization, execution and delivery of this Agreement and the Related Documents and the performance of all obligations of the Company hereunder and thereunder has been taken or will be taken prior to the Closing. The Board of Directors of the Company, at a meeting duly called and held, or pursuant to a written consent duly adopted resolutions (a) determining that the terms of the Merger and the other Transaction are fair to, and in the best interests of, the Company's shareholders; (b) approving this Agreement; and (c) recommending that the Company's shareholders approve and adopt this Agreement and approve the Merger. This Agreement constitutes the valid and legally binding obligations of the Company, enforceable in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors' rights generally; and
(ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies. No state takeover statutes or similar statute or regulation applies or purports to apply to the Company with respect to this Agreement, the Merger or any other Transactions. The only vote of holders of any class or series of Company capital stock necessary to approve and adopt this Agreement and approve and consummate the Merger is the affirmative approval and adoption thereof by the holders of a two-thirds majority of the Shares.

      10.5 Governmental Consents. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any Governmental Authority on the part of the Company is required in connection with the consummation of the Transactions, except for such other filings required pursuant to applicable federal and state securities laws and blue sky laws, which filings will be effected within the required statutory period.

      10.6    Legal Proceedings; Order.

            (a) Except as set forth in Schedule 10.6 of the Disclosure Schedule, there is no pending Proceeding (i) that has been commenced by or against the Company or its Subsidiaries or that otherwise related to or may affect the business of, or any of the assets owned or used by, the Company or its Subsidiaries, except for civil litigation by private litigants praying for damages that do not exceed $10,000 in any case or $50,000 in the aggregate; or (ii) that challenges, or that may have the effect of preventing, delaying, making illegal, or otherwise interfering with, any of the Transactions. Except as set forth in Schedule 10.6 of the Disclosure Schedule, to the Knowledge of the Company, no such Proceeding has been threatened in a writing delivered to the Company.

            (b) Except as set forth in Schedule 10.6 of the Disclosure Schedule:

                  (i)   there  is  no  Order  to  which  the   Company   or  its
            Subsidiaries, or any of the assets owned or used by the Company or its Subsidiaries, is subject;

                  (ii) to the Knowledge of the Company, no event has occurred or circumstance exists that may constitute or result in (with or without notice or lapse of time) a violation of or failure to comply with any term or requirement of any Order to which the Company or its Subsidiaries, or any of the assets owned or used by the Company or its Subsidiaries, is subject; and

                  (iii) the Company and its Subsidiaries  have not received,  at any time, any notice or other communication (whether oral or written) from any Governmental Authority or any other Person regarding any actual, alleged, possible, or potential violation of, or failure to comply with, any term or requirement of any Order to which the Company or its Subsidiaries, or any of the assets owned or used by the Company or its Subsidiaries, is or has been subject.

      10.7    Intellectual Property.

            (a) Intellectual Property Assets. The term "Intellectual Property" includes the following:

                  (i) all United  States,  international  and  foreign  patents, patent applications and statutory invention registrations, together with all reissues, divisions, continuations, continuations-in-part, extensions and reexaminations thereof, all inventions therein, all rights therein provided by international treaties or conventions and all improvements thereto, and all other rights of any kind whatsoever of the Company or its Subsidiaries accruing thereunder or pertaining thereto (collectively, the "Patents");

                  (ii) all trademarks  (including,  without limitation,  service marks), certification marks, collective marks, trade dress, logos, domain names, product configurations, trade names, business names, corporate names and other source identifiers, whether or not registered, whether currently in use or not, including, without limitation, all common law rights and registrations and applications for registration thereof, and all other marks registered in the U.S. Patent and Trademark Office or in any office or agency of any State or Territory of the United States or any foreign country, and all rights therein provided by international treaties or conventions, all reissues, extensions and renewals of any of the foregoing, together in each case with the goodwill of the business connected therewith and symbolized thereby, and all rights corresponding thereto throughout the world and all other rights of any kind whatsoever of the Company or its Subsidiaries accruing thereunder or pertaining thereto (collectively, the "Trademarks");

                  (iii) all copyrights, copyright applications, copyright registrations and like protections in each work of authorship, whether statutory or common law, whether published or unpublished, any renewals or extensions thereof, all copyrights of works based on, incorporated in, derived from, or relating to works covered by such copyrights, together with all rights corresponding thereto throughout the world and all other rights of any kind whatsoever of the Company or its Subsidiaries accruing thereunder or pertaining thereto (collectively, the "Copyrights");

                  (iv) all confidential and proprietary information,  including, without limitation, know-how, trade secrets, manufacturing and production processes and techniques, inventions, research and development information, technical data, financial, marketing and business data, pricing and cost information, business and marketing plans and customer and supplier lists and information of the Company or its Subsidiaries (collectively, the "Trade Secrets");

                  (v)  all of  the  Company's  and  its  Subsidiaries'  computer software programs and databases (including, without limitation, source code, object code and all related applications and data files), firmware, and documentation and materials relating thereto, and all Software Rights with respect to the foregoing, together with any and all options, warranties, service contracts, program services, test rights, maintenance rights, improvement rights, renewal rights and indemnifications and any substitutions, replacements, additions or model conversions of any of the foregoing (collectively, the "Computer Software");

                  (vi) all license agreements, permits, authorizations and franchises of the Company and its Subsidiaries, whether with respect to the Patents, Trademarks, Copyrights, URLs, Trade Secrets or Computer Software, or with respect to the patents, trademarks, copyrights, trade secrets, computer software or other proprietary right of any other Person, and all income, royalties and other payments now or hereafter due and/or payable with respect thereto, subject, in each case, to the terms of such license agreements, permits, authorizations and franchises (collectively, the "Licenses"); and

                  (vii) all URLs, domain names or other names or addresses relating to the Company's or its Subsidiaries' operations with respect to the Internet (including, without limitation, registrations and applications for registration thereof with Network Solutions or other applicable private or public URL registries, domestic and foreign), together with all intellectual property and all other rights of any kind whatsoever of the Company or its Subsidiaries accruing thereunder, pertaining thereto or associated therewith, including, without limitation, all registrations, applications, renewals, reissues, extensions, links (including, without limitation, meta tags), and connections (collectively, the "URLs")

            (b) Agreements. Schedule 10.7 of the Disclosure Schedule contains a list of all Arrangements relating to Intellectual Property to which the Company or its Subsidiaries is a party or by which the Company or its Subsidiaries is bound, except for any license implied by the sale of a product and perpetual, paid-up licenses for commonly available software programs with a value of less than Ten Thousand Dollars (U.S. $10,000) under which the Company or its Subsidiaries is the licensee. There are no outstanding and, to the Company's Knowledge, no threatened disputes or disagreements with respect to any such Arrangements. Except as disclosed in Schedule 10.7 of the Disclosure Schedule, neither the Company nor its Subsidiaries, nor, to the Knowledge of the Company, any third party is in breach of any Arrangement relating to the use by the Company or its Subsidiaries of any Intellectual Property owned by other Persons. The Company and its Subsidiaries have not granted nor are obligated to grant a license, assignment or other right with respect to any Intellectual Property, except as disclosed in Schedule 10.7 to the Disclosure Schedule.

            (c) Know-How. The Intellectual Property includes all such assets which are reasonably necessary for the operation of the Company's and its Subsidiaries' businesses as it is currently conducted and as currently proposed to be conducted by the Company. The Company or its Subsidiaries is the owner of all right, title, and interest in and to all Intellectual Property, free and clear of all Liens, and, except as set forth on
      Schedule 10.7 of the Disclosure Schedule, has the right to use all of the Intellectual Property. Except as set forth in Schedule 10.7 of the Disclosure Schedule, no Arrangement or understanding exists between the Company or its Subsidiaries and any third party which would impede or prevent the continued use of such right, title and interest of the Company or its Subsidiaries in and to the Intellectual Property as the Company or its Subsidiaries had prior to the Closing and used in the conduct of its business, or would require the payment of any fees to any third party.

            (d) Patents, Trademarks, Copyrights and URLs.

                  (i) Schedule 10.7 of the Disclosure  Schedule  contains a list of all of the Patents, Trademarks, Copyrights and URLs. Except as set forth on Schedule 10.7 of the Disclosure Schedule, the Company or its Subsidiaries is the owner of all right, title, and interest in and to each of the Patents, the Trademarks, the Copyrights and the URLs, free and clear of all Liens.

                  (ii) Except as set forth on Schedule 10.7 of the Disclosure Schedule, to the Knowledge of the Company, no Patent, Trademark, Copyright or URL is infringed or has been challenged or threatened in any way. Except as set forth on Schedule 10.7 of the Disclosure Schedule, none of the Intellectual Property infringes or, to the Company's Knowledge, is alleged to infringe, any patent, trademark, service mark, copyright or URL of any third party.

            (e)   Trade Secrets.

                  (i) The Company and its Subsidiaries  have taken  commercially reasonable precautions to protect the secrecy, confidentiality and value of the Trade Secrets.

                  (ii) The Company and its Subsidiaries  have good title and the right (but not necessarily the exclusive right) to use the Trade Secrets. To the Company's Knowledge, the Trade Secrets are not part of the public knowledge or literature, and have not been used, divulged, or appropriated either for the benefit of any Person (other than the Company and its Subsidiaries) or to the detriment of the Company or its Subsidiaries. To the Company's Knowledge, no Trade Secret is subject to any adverse claim or has been challenged or threatened in any way.

            (f) Computer Software. Schedule 10.7 of the Disclosure Schedule contains a list of all the Computer Software. The Company or its Subsidiaries is the owner of all right, title, and interest in and to the Computer Software, free and clear of all Liens, and the Computer Software may be used by the Company or its Subsidiaries following the Closing in the same manner as such were used prior to the Closing without the payment of additional fees.

            (g)   Licenses.

                  (i) Schedule 10.7 of the Disclosure  Schedule  contains a list of all Licenses.

                  (ii) All Licenses are  rightfully  used and authorized for use by the Company or its Subsidiaries pursuant to a valid Arrangements with respect to such Licenses. The Company or its Subsidiaries have all rights with respect to Licenses reasonably necessary to carry out the Company's or its Subsidiaries' activities, including without limitation, if necessary to carry out such activities, rights to make, use, exclude others from using, reproduce, modify, adapt, create derivative works based on, translate, distribute (directly and indirectly), transmit, display and perform publicly all third-party Intellectual Property Rights making up each such License.

                  (iii) The Company and its Subsidiaries is not, nor as a result of the execution or delivery of this Agreement, or performance of the Company's obligations hereunder, will the Company or its Subsidiaries be, in violation of any License.

      10.8 Compliance with Other Instruments. The Company and its Subsidiaries are not in violation of any provision of (a) its Articles of Incorporation or Bylaws, each as amended to date; or, except as set forth on Schedule 10.8 of the Disclosure Schedule, (b) any material Arrangement, instrument, judgment, order, writ, decree or contract to which the Company or its Subsidiaries or their assets is subject; or, except as set forth on Schedule 10.8 of the Disclosure Schedule, (c) to the Knowledge of the Company, any statute, rule or regulation to which the Company or its Subsidiaries or their assets is subject. Except as set forth on Schedule 10.8 of the Disclosure Schedule, the execution, delivery and performance of this Agreement and the consummation of the Transactions will not result in any such violation, or be in conflict with or constitute, with or without the passage of time and giving of notice, either a default under any such provision or an event that results in the acceleration of any payment or other obligation of the Company or its Subsidiaries as a result of a change of control of the Company or otherwise, the creation of any Lien upon any assets of the Company or its Subsidiaries or the suspension, revocation, impairment, forfeiture or nonrenewal of any material Governmental Authorization applicable to the Company or its Subsidiaries, their business or operations or any of their assets or properties.

      10.9 Related-Party Transactions. Except as set forth in Schedule 10.9 of the Disclosure Schedule, the Company and its Subsidiaries have not purchased, acquired or leased any property or services from, or sold, transferred or leased any property or services to, or loaned or advanced any money to, or borrowed any money from, or entered into or been subject to any management, consulting or similar agreement with, engaged in any other significant transaction, or is a party to any Arrangement with any Related Person. Except as set forth in
Schedule 10.9 of the Disclosure Schedule, no Related Person is indebted to the Company or its Subsidiaries, nor is the Company or its Subsidiaries indebted (or committed to make loans or extend or guarantee credit) to any Related Person. Except as set forth on Schedule 10.9 of the Disclosure Schedule, to the Company's Knowledge, no Related Person has any direct or indirect ownership interest in any firm or corporation with which the Company or its Subsidiaries is affiliated or with which the Company or its Subsidiaries has a business relationship, or any firm or corporation that competes with the Company or its Subsidiaries, except that Related Persons, may own stock in publicly traded companies that may compete with the Company or its Subsidiaries.

      10.10 Permits. Except as set forth on Schedule 10.10 of the Disclosure Schedule, the Company and its Subsidiaries have all Governmental Authorizations necessary for and material to the conduct of their business. Except as set forth on Schedule 10.10 of the Disclosure Schedule, the Company and its Subsidiaries are not in default in any material respect under any such Governmental Authorization.

      10.11   Environmental Laws.

            (a) The Company and its Subsidiaries have not received notice of any investigation or inquiry by any Governmental Authority under any
      Environmental Laws (as defined below) relating to the ownership or operation of the assets or business of the Company or its Subsidiaries. The Company and its Subsidiaries have not disposed of any Hazardous Material (as defined below) on any of its Facilities and, except as set forth on Schedule 10.11 of the Disclosure Schedule, to the Knowledge of the Company, no condition exists in or on any of the Facilities which would subject the Company or its Subsidiaries to any remedial obligations under any Environmental Laws.

            (b) Except as set forth on Schedule 10.11 of the Disclosure Schedule, to the Knowledge of the Company, no prior owner or operator of the Facilities has caused or allowed the generation, use, treatment, storage or disposal of Hazardous Materials at any Facility owned, leased or operated by the Company or its Subsidiaries, or used in connection with its assets except in accordance with all Environmental Laws or except to the extent the same would not result in a Materially Adverse effect on the ownership or operation of the assets or business of the Company or its Subsidiaries.

            (c) The Company and its Subsidiaries have not received inquiry or notice nor does the Company or its Subsidiaries have any reason to suspect or believe that it will receive inquiry or notice of any actual or potential Proceedings or losses related to or arising under any Environmental Law and related to the ownership or operation of the assets or business of the Company or its Subsidiaries.

            (d) For purposes of this Agreement, "Environmental Laws" means any and all Laws pertaining to (x) the control of any potential pollutant or protection of the air, water or land, (y) solid, gaseous or liquid waste generation, handling, treatment, storage, disposal or transportation, or
      (z) exposure to hazardous, toxic or other substances alleged to be harmful. For purposes of this Agreement, the term "Hazardous Material" means (i) any substance which is listed or defined as a hazardous substance, hazardous constituent, or solid waste pursuant to any
      Environmental Laws and (ii) petroleum (including crude oil and any fraction thereof), natural gas and natural gas liquids.

      10.12 Title to Personal Property and Assets. The Company and its Subsidiaries own or have a valid right to use all assets which are reasonably necessary for the operation of the Company's and its Subsidiaries' businesses, respectively, as they are currently conducted. The personal property and assets the Company and its Subsidiaries own are owned by the Company and its Subsidiaries, respectively, free and clear of all Liens and loans, except (i) as reflected in Schedule 10.12 of the Disclosure Schedule; (ii) for statutory liens for the payment of current Taxes that are not yet delinquent; and (iii) for Liens that arise in the Ordinary Course of Business and minor defects in title, none of which, individually or in the aggregate, materially impair the Company's or its Subsidiaries' ownership or use of such personal property or assets. With respect to the personal property and assets it leases, the Company and its Subsidiaries are in material compliance with such leases and, to the Company's Knowledge, hold a valid leasehold interest free of any Liens, subject to clauses
(i) through (iii) above. Schedule 10.12 of the Disclosure Schedule contains a list of all of the equipment leases of the Company and its Subsidiaries.

      10.13   Employees; Labor Relations; Compliance.

            (a) Employees. Schedule 10.13 of the Disclosure Schedule contains a list of the following information for each current management employee of the Company and its Subsidiaries: name; job title; current compensation paid or payable and any change in compensation since January 1, 2004; vacation accrued; and service credited for purposes of vesting and eligibility to participate under the Company's Plans.

            (b) Labor  Relations;  Compliance.  Except as set forth on  Schedule
      10.13 of the Disclosure Schedule, there has not been, there is not presently pending or existing, and to the Knowledge of the Company there is not threatened, (a) any employee grievance process; (b) any Proceeding against or affecting the Company or its Subsidiaries relating to the alleged violation of any Legal Requirement pertaining to labor relations or employment matters, including any charge or complaint filed by an employee or union with the National Labor Relations Board, the Equal Employment Opportunity Commission, or any comparable Governmental Authority, organizational activity, or other labor or employment dispute against or affecting the Company or its Subsidiaries or their Facilities; or (c) any application for certification of a collective bargaining agent. The Company and its Subsidiaries have complied in all material respects with all Legal Requirements relating to employment, equal employment opportunity, nondiscrimination, immigration, wages, hours, benefits, collective bargaining, the payment of social security and similar Taxes, occupational safety and health, and plant closing. The Company and its Subsidiaries are not liable for the payment of any compensation, damages, Taxes, fines, penalties, or other amounts, however designated, for failure to comply with any of the foregoing Legal Requirements. The Company and or its Subsidiaries have timely paid all overtime wages to their employees as required by law.

      10.14 Financial Statements. The Company has previously delivered to the Buyer the audited balance sheet of the Company and the related audited statements of income, changes in shareholders' equity, and cash flow for the Company for the year(s) ended December 31, 2003 and December 31, 2002 and the unaudited balance sheet of the Company and the related unaudited statements of income, changes in shareholders' equity, and cash flow for the Company for the period ended December 31, 2004, including in each case the notes thereto (collectively, the "Financial Statements"). The Financial Statements (i) fairly present the financial conditions and results of operations, changes in shareholders' equity and cash flow of the Company as at the respective dates of and for the periods referred to in the Financial Statements, subject, in the case of the December 31, 2004 interim financial reports to, normal recurring year-end adjustments (the effect of which will not, as individually or in the aggregate, be Materially Adverse) of the Company as at the respective dates indicated, and (ii) have been prepared in accordance with GAAP, through the periods involved. The unaudited balance sheet of the Company as of January 31, 2005 to be delivered to the Buyer pursuant to Section 12.10 will fairly present the financial condition of the Company as of January 31, 2005 and will be prepared in accordance with GAAP, subject to normal year-end adjustments and the absence of footnotes

      10.15  Absence  of  Certain  Changes.  Except  as  otherwise  set forth on
Schedule 10.15 of the Disclosure Schedule, since December 31, 2003, there has not been (i) any declaration, set aside or payment of dividends by the Company or its Subsidiaries, any transfer of assets or any distribution or payment in respect of shares of capital stock or other securities of the Company or its Subsidiaries of any kind whatsoever by the Company or its Subsidiaries to its shareholders; (ii) change in the Company's or its Subsidiaries' authorized or issued capital stock; grant of any stock option or right to purchase shares of capital stock of the Company or its Subsidiaries; or issuance of any security convertible into such capital stock; grant of any registration rights; purchase, redemption, retirement, or other acquisition by the Company or its Subsidiaries for any shares of any such capital stock; (iii) any incurrence, assumption or guarantee by the Company or its Subsidiaries of any debt for borrowed money or any debt or liability, outside of the Ordinary Course of Business; (iv) any change in any method of accounting or accounting practice or policy by the Company or its Subsidiaries, or in any manner of keeping the books, accounts or records of the Company or its Subsidiaries, or any reclassification of non-current assets to current assets, or any reclassification of current liabilities to non-current liabilities; (v) any damage, destruction or loss of any assets or property of the Company or its Subsidiaries, whether or not covered by insurance Materially Adversely affecting the properties, assets, business, financial condition or prospects of the Company and its Subsidiaries taken as a whole; (vi) any sale or transfer of a material portion of the Company's or its Subsidiaries' assets outside of the Ordinary Course of Business or any cancellation of a material claim of or debt for borrowed money owed to the Company or its Subsidiaries outside of the Ordinary Course of Business;
(vii) any creation, subjection or assumption of any Lien on any asset of either to Lien of any assets, except Liens for taxes not yet due; (viii) any material amendment, modification or termination of any Material Contract except in the Ordinary Course of Business; (ix) amendment to the Articles of Incorporation and the Bylaws of the Company or its Subsidiaries; (x) any payment or increase in, or commitment to increase by the Company or its Subsidiaries of any bonuses, salaries or other compensation or benefit to any officer, shareholder, director or (except in the Ordinary Course of Business) consultants, independent contractor or employee or entry into any employment severance, or grant of or agreement to pay any severance or termination pay to any officer, shareholder, director or (except in the Ordinary Course of Business) to any consultant, independent contractor or employee of the Company or its Subsidiaries, any entering into of any employment, deferred compensation or other similar Arrangement by the Company or its Subsidiaries (or any amendment to any such existing agreement) with any officer, director or any employee; (xi) any adoption of, or increase in benefits payable under, any profit sharing, bonus, deferred compensation, savings, insurance, pension, retirement, or other employee benefit plan for or with any employees of the Company or its Subsidiaries; as any adoption, or payment under, any severance or termination pay policy, employment agreement or collective bargaining agreement; (xii) any incurrence of, assumption of, or taking any property subject to, any indebtedness (excluding trade payables and other liabilities incurred in the Ordinary Course of Business); or (xiii) entry into the termination of or receipt of notice of termination of any Material Contract; (xiv) any agreement, whether oral or written, by the Company or its Subsidiaries to do any of the foregoing;
(xv) any other event or condition of any character which is Materially Adverse.

      10.16 Owned Real Property. The Company and its Subsidiaries do not own any real property.

      10.17 Leased Real  Property.  Schedule  10.17 of the  Disclosure  Schedule
correctly identifies all real property leased by the Company and its Subsidiaries (collectively, the "Leased Real Property"). The Company and its Subsidiaries has the right to use its Leased Real Property, free and clear of any and all Liens, except for Permitted Liens. True and correct copies of the documents under which the Leased Property is leased (collectively, the "Lease Documents") have been delivered to Buyer. The Lease Documents are unmodified and in full force and effect, and there are no other agreements, written or oral, between the Company or its Subsidiaries and any third parties claiming an interest in the Company's or its Subsidiaries' interest in the Leased Real Property or otherwise relating to the Company's or its Subsidiaries' use and occupancy thereof. The Company and its Subsidiaries are not in default under the Lease Documents, and no defaults (whether or not subsequently cured) by the Company or its Subsidiaries have been alleged thereunder. To the Company's Knowledge, each landlord named in any of the Lease Documents is not in default thereunder, and no defaults (whether or not subsequently cured) by such landlord have been alleged thereunder.
      10.18   Material Contracts; Company Indebtedness.

            (a) Material Contracts. The documents reflected on Schedule 10.18(a) of the Disclosure Schedule is a list of all Material Contracts entered into by the Company or its Subsidiaries, a true and complete copy of each of which has been delivered to the Buyer by the Company. Except as set forth in Schedule 10.18(a) of the Disclosure Schedule, each Material Contract is in full force and effect and is valid and enforceable in accordance with its terms, (i) the Company and its Subsidiaries are in full compliance with all applicable terms and requirements of each Material Contracts, (ii) to the Knowledge of the Company, each other Person that has or had any obligation or liability under any Material Contract is in full compliance with all applicable terms and requirements of such Material Contract, and (iii) the consummation of this Agreement or the Transactions by the Company will not contravene, conflict with, or result in a violation or breach of, or give the Company or its Subsidiaries or other Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate, or modify, from any other Person at any time any notice or other communications (whether oral or written) regarding any actual, alleged possible, or potential violation or breach of, or default under, any Material Contract.

            (b) Company Indebtedness. Schedule 10.18(b) describes all Company Indebtedness, including the identity of the Persons to whom such Company Indebtedness is owed and the principal amount of such Company Indebtedness as of the date hereof.

      10.19 Tax Matters. Except as set forth in Schedule 10.19 of the Disclosure Schedule, the Company and its Subsidiaries have timely filed all Tax Returns required to have been filed by them, and have paid or will have paid, or will have accrued for purposes of calculating the Working Capital Amount, all Taxes due to any taxing authority as of the with respect to all taxing periods ending on or prior to the Effective Time, or otherwise attributable to all periods ending prior to the date hereof; and all such Tax Returns are true, correct and complete in all material respects. The Company and its Subsidiaries have not received notice that any taxing authority has asserted against the Company or its Subsidiaries any deficiency in Taxes or claim for additional Taxes in connection with any tax period. There is no pending or, to the Company's Knowledge, threatened action, audit, Proceeding or investigation with respect to the assessment or collection of Taxes or a claim for refund made by the Company or its Subsidiaries with respect to Taxes previously paid. All amounts that are required to be collected or withheld by the Company or its Subsidiaries, or with respect to Taxes of the Company or its Subsidiaries, have been duly collected or withheld, and all such amounts that are required to be remitted to any taxing authority have been duly remitted. As of the date hereof, the Company is not, and as not been during the five (5) year period ending on the date hereof, a "United States real property holding corporation" (within the meaning of Section 897 of the Code).

      10.20 Insurance. The properties and assets of the Company and its Subsidiaries which are of an insurable character are insured by independent carriers against loss or damage by fire, casualty, errors and omissions, and other risks, and the Company and its Subsidiaries have liability and occupational hazards insurance with independent carriers, in each case to the extent and in the manner customary for companies engaged in a similar business or owning similar assets. All insurance policies held by the Company or its Subsidiaries (collectively, the "Policies") are (and will continue following the consummation of the Transactions) in full force and effect and are of the types and in amounts providing protection for the Company or its Subsidiaries consistent with sound business practices and prudent risk management applicable to businesses of the size and nature of the Company or its Subsidiaries and are sufficient for compliance with all Legal Requirements and Arrangements to which the Company or its Subsidiaries is a party or by which it is bound. The Company and its Subsidiaries have not received any notice of cancellation in respect of insurance coverage under the Policies. The Company and or its Subsidiaries have paid all premiums due and have otherwise performed all of their obligations, under each of the Policies, and the Company and its Subsidiaries have given notice to the insurers of all claims insured thereunder. The Company and its Subsidiaries have not entered into any self-insurance Arrangements. There are no pending or, to the Knowledge of any of the Company, threatened terminations or material premium increases with respect to any of the Policies and the Company and its Subsidiaries are in compliance with all conditions contained therein.

      10.21 Employee Benefit Plans and Agreements. Schedule 10.21 of the Disclosure Schedule sets forth a true and complete list of each Employee Benefit Plan (as hereinafter defined) of the Company and its Subsidiaries. The Company and its Subsidiaries do not have nor have maintained nor contributed (nor had an obligation to contribute) to within the six (6) years immediately preceding the date of this Agreement (i) any plan which is subject to Title IV of ERISA, (ii) any multi-employer plan, as defined in Section 3(37) of ERISA or Section 412 of the Code. For purposes of this Agreement, "Employee Benefit Plan" means any of the following, whether provided internally or outsourced: personnel policy, stock option plan, profit sharing plan, retirement, stock purchase plan, life, medical, vision, health, disability or accident plan, bonus plan, incentive award plan, severance pay plan or policy, deferred compensation plan or policy, executive compensation or supplemental income plan or policy, or any other employee benefit plan, agreement, practice, program, policy or other Arrangement, to the extent that the foregoing generally apply to current or former employees or groups of employees of the Company or its Subsidiaries, whether such plan is mandated, required or otherwise provided by the Company or its Subsidiaries in accordance with Law, Arrangements with any union, syndicate, collective bargaining agreement or otherwise. The Company and its Subsidiaries have performed all material obligations, whether arising by operation of law or by contract, required to be performed by them in connection with their Employee Benefit Plans, and there have been no material defaults or violations by any other party to such Employee Benefit Plans for which the Company or its Subsidiaries could be liable. All reports and disclosures relating to such Employee Benefit Plans required to be filed with or furnished to any Governmental Authority or any Employee Benefit Plan participant or beneficiary have been filed or furnished in accordance with applicable law in a timely manner for which the Company or its Subsidiaries could have a material liability, and each such Employee Benefit Plan has been administered in material compliance with its governing documents. Each Employee Benefit Plan may be terminated by the Company or its Subsidiaries without further liability (other than costs, filing fees, and expenses required to receive an IRS determination letter to make distribution from such terminated Employee Benefit Plan) to the Company or its Subsidiaries. There are no actions, suits or claims pending or, to the Knowledge of the Company, threatened against or with respect to any of the Employee Benefit Plans of the Company or its Subsidiaries, other than for routine claims for benefits. All contributions required to be made to the Employee Benefit Plans of the Company or its Subsidiaries pursuant to its terms and provisions have been timely made. Except as disclosed on Schedule 10.21 of the Disclosure Schedule, the execution and delivery of this Agreement and the consummation of the Transactions will not, due solely to a change in control, ownership or similar concept, (a) require the Company or its Subsidiaries to make a larger contribution to, or pay greater benefits under, any of its Employee Benefit Plans than it otherwise would or (b) create or give rise to any additional vested rights or service credits under any Employee Benefit Plan.

      No "prohibited transaction" within the meaning of Section 406 of ERISA and/or Section 4975 of the Code exists which could subject the Company or its Subsidiaries to a material liability or civil penalty assessed pursuant to
Section 502(i) of ERISA or a Tax imposed by Section 4975 of the Code. Neither the Company nor its Subsidiaries nor any administrator or agent of the Company or its Subsidiaries, has engaged in any transaction or acted or failed to act in a manner which is likely to subject the Company or its Subsidiaries to a material liability for a breach of fiduciary or other duty under ERISA or any other applicable Law. The Transactions will not be a, or cause any, prohibited transaction within the meaning of Sections 406 and 4975 of ERISA and the Code, respectively. Except as disclosed in Schedule 10.21 of the Disclosure Schedule, the Company and its Subsidiaries have complied with the continuation coverage provisions of the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, with respect to all current employees and former employees and other "qualified beneficiaries" (as defined in Code Section 4980B(g)(l) and ERISA
Section 607(3)) in all material respects. No Employee Benefit Plan provides medical benefits beyond termination of employment or retirement other than contribution coverage mandated by Law. The Company and its Subsidiaries have maintained workers' compensation coverage as required by applicable state law through purchase of insurance and not by self-insurance or otherwise, except as disclosed in Schedule 10.21 to the Disclosure Schedule prior to the execution of this Agreement. Except as required by Law and except as disclosed on Schedule
10.21 of the Disclosure Schedule, the consummation of the Transactions will not accelerate the time of vesting or the time of payment, or increase the amount, of compensation due to any employee, officer, former employee or former officer of the Company or its Subsidiaries. There are no Arrangements providing for payments that could subject any Person to liability for Tax under Section 4999 of the Code. The Company and its Subsidiaries have maintained records of the names of all persons covered under each group health plan it maintains and the duration of each such person's coverage. The Company and its Subsidiaries have complied in all material respects with all of the group health plan requirements enacted by the Health Insurance Portability and Accountability Act of 1996, and the regulations related thereto and issued thereunder.

      10.22 Brokers. Except for Libra Securities, LLC ("Libra Securities"), the Company has not employed or authorized anyone to represent it as a broker or finder in connection with the Transactions, and no broker except for Libra Securities or other person is entitled to any commission or finder's fee from the Company in connection with such Transactions. That certain engagement letter, dated August 30, 1999, between the Company and Allen & Company Incorporated (the "Allen & Co. Broker Agreement") expired in accordance with its terms prior to the beginning of discussions concerning any transaction between any of the Company, the Shareholders and their respective Representatives, on the one hand, and the Buyer and its Representatives, on the other hand.

      10.23 Books and Records. The books of account, minute books, stock record books, and other reports of the Company and its Subsidiaries, all of which have been made available to the Buyer, are complete and correct in all material respects and have been maintained in accordance with reasonable business practices. At the Closing all of those books and records will be in the possession of the Company's legal counsel.

      10.24 No Undisclosed Liabilities. Except as set forth in Schedule 10.24 of the Disclosure Schedule, the Company and its Subsidiaries have no liabilities or obligations of any nature except for liabilities or obligations reflected or reserved against in the Financial Statements, and current liabilities incurred in the Ordinary Course of Business since the respective dates thereof.

      10.25   Compliance with Legal Requirements; Governmental Authorizations.

            (a)  Except  as set  forth  in  Schedule  10.25  of  the  Disclosure
      Schedule:

                  (i) the Company and its Subsidiaries are and at all times have been in material compliance with each Legal Requirement that is or was applicable to them or to the conduct of operations of their business or the ownership or use of any of their assets, except where the failure to comply could not have a Materially Adverse effect on the Company or its Subsidiaries; and
                  (ii) the Company and its Subsidiaries have not received at any time any notice or other communication (whether oral or written) from any Governmental Authority or any other Person regarding (a) any actual, alleged, possible, or potential violation of or failure to comply with any Legal Requirement, or (b) any actual, alleged, possible, or potential obligation on the part of the Company or its Subsidiaries to undertake, or to bear all or any portion of the cost of, any remedial action of any nature.

            (b) Except as set forth on Schedule 10.25 of the Disclosure Schedule, the Company and its Subsidiaries have each Governmental Authorization necessary to permit the Company and its Subsidiaries to, in all material respects, lawfully conduct and operate their business in the manner they currently conduct and operate such business and to permit the Company and its Subsidiaries to own and use their assets in the manner in which they currently own and use such assets.

11. Representations and Warranties of the Shareholders. The Shareholders hereby, severally but not jointly, represent and warrant to the Buyer the following:

      11.1 Authorization. All action on the part of each Shareholder necessary for the authorization, execution and delivery of this Agreement and the performance of all obligations of such Shareholder hereunder has been taken or will be taken prior to the Closing. This Agreement constitutes the valid and legally binding obligations of each Shareholder, enforceable in accordance with their respective terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors' rights generally; and (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

      11.2 Brokers. The Shareholders have not employed or authorized anyone to represent them as a broker or finder in connection with the Transactions, and no broker or other person is entitled to any commission or finder's fee from the Shareholders in connection with the Transactions. The Allen & Co. Broker Agreement expired in accordance with its terms prior to the beginning of discussions concerning any transaction between any of the Company, the Shareholders and their respective Representatives, on the one hand, and the Buyer and its Representatives, on the other hand, and no amounts are owed or will be owing by the Company thereunder due to the execution of this Agreement, the consummation of the Transactions or otherwise.

      11.3 Shares. Each of the Shareholders is the record and beneficial owner of those outstanding Shares set forth in Schedule 10.2 of the Disclosure Schedule as owned by such Shareholder, free and clear of all Liens. Except as set forth on Schedule 10.2 of the Disclosure Schedule, none of the Shareholders is a party to, or has Knowledge of, any voting agreement, irrevocable proxy or other Arrangement with respect to the voting of the Shares. Assuming that the Buyer (i) owns 100% of the capital stock of Merger Sub, free and clear of all Liens, and (ii) Merger Sub has issued no options, warrants or other Arrangements for the purchase of its capital stock, each as immediately prior to the Effective Time, at the Effective Time upon giving effect to the Merger, the Buyer will own 100% of the outstanding capital stock of the Surviving Corporation, free and clear of all Liens, and no Options will be outstanding.

      11.4 Shareholder's Counsel. Each of the Shareholders acknowledges that such Shareholder has had the opportunity to review this Agreement, the exhibits and the schedules attached hereto and the Related Documents and the transactions contemplated herein and therein with such Shareholder's own legal counsel.

      11.5    Investment Representations.

            (a) Each of the Shareholders is acquiring a Convertible Promissory Note for its own account and not with a view to the public sale or distribution thereof.

            (b).  Each  of  the  Shareholders  is  aware  that  the  Convertible
      Promissory Notes and the shares of Buyer Common Stock issuable upon exercise thereof have not been, and when issued will not be, registered under the Securities Act, or registered or qualified under any state securities law, on the ground that the Convertible Promissory Notes and such shares of Buyer Common Stock are being issued by the Buyer without any public offering within the meaning of Section 4(2) of the Securities Act, and therefore will be subject to restrictions on transfer and will not be freely tradable. The Shares of Buyer Common Stock issuable upon exercise of the Convertible Promissory Notes may contain applicable securities law legends and transfer restrictions.

            (c) Each of the Shareholders has received such documents, materials and information as it deems necessary or appropriate for evaluating an investment in the Buyer. Each of the Shareholders has carefully read and understands these materials and has made such further investigation as was deemed appropriate to obtain additional information to verify the accuracy of such materials and to evaluate the merits and risks of this investment. Each of the Shareholders has had an opportunity to ask questions of and receive answers from the Buyer concerning the terms and conditions of this investment, and all such questions have been answered to the full satisfaction of each of the Shareholders.

            (d) The Convertible Promissory Notes were not offered to the Shareholders by any means of general solicitation or general advertising.

            (e) Each of the Shareholders has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of an investment in the Buyer. Each of the Shareholders understands that no United States federal or State agency or any other government or any governmental agency has passed on or made any recommendation or endorsement of the Convertible Promissory Notes and the shares of Buyer Common Stock issuable upon the conversion thereof or the fairness or suitability of such an investment, nor have such authorities passed upon or endorsed the merits of the offering of the Convertible Promissory Notes.

            (f) Each of the Shareholders is an "accredited investor" as defined in Rule 501 promulgated under the Securities Act. Each of the Shareholders is able to bear the economic risk of an investment in the Convertible Promissory Notes

12.   Covenants.

      12.1  Conduct of Business.

            (a) Except with the written consent of the Buyer (which will not be unreasonably withheld), or as otherwise expressly permitted or required by the terms of this Agreement from the date hereof to the Closing, the Company shall conduct its business in the Ordinary Course of Business in substantially the same manner as presently conducted and shall make all reasonable efforts consistent with past practices to preserve the relationships of the Company with customers, suppliers and others with whom the Company deals.

            (b) Without limiting the generality of the foregoing paragraph (a), the Company, without the written consent of the Buyer, will not:

                  (i) amend or propose to amend its Articles of Incorporation or
            Bylaws (or comparable governing instruments);

                  (ii) issue,  sell or  otherwise  dispose of any of its capital stock, or grant any options, warrants or other rights to purchase or obtain (including upon conversion, exchange or exercise) any of its capital stock;

                  (iii) declare, set aside or pay any dividend or make any distribution with respect to its capital stock (whether in cash or in kind), or redeem, purchase or otherwise acquire any of its capital stock;

                  (iv) create,  incur,  assume or guarantee any  indebtedness or capitalized lease obligations or make any loan or advance or extend any credit to any Person (other than trade credits extended in the Ordinary Course of Business);

                  (v) (A) make any capital expenditures, other than maintenance, repairs, and replacements in the Ordinary Course of Business, (B) acquire the stock or assets of, or merge or consolidate with, any other Person, (C) voluntarily incur any material liability or obligation (absolute, accrued, contingent or otherwise) in excess of One Hundred Thousand Dollars (U.S.$100,000) other than in the Ordinary Course of Business, or (D) sell, transfer, mortgage, pledge or otherwise dispose of, or encumber, or agree to sell, transfer, mortgage, pledge or otherwise dispose of or encumber, any assets or properties (real, personal or mixed) material to the Company other than in the Ordinary Course of Business;

                  (vi) except as set forth in Schedule 12.1 of the Disclosure Schedule, increase in any manner the wages, salaries, bonus, compensation or other benefits of any of its officers or employees or enter into, establish, amend or terminate any employment, consulting, retention, change in control, collective bargaining, bonus or other incentive compensation, profit sharing, health or other welfare, stock option or other equity, pension, retirement, vacation, severance, termination, deferred compensation or other compensation or benefit plan, policy, agreement, trust, fund or arrangement with, for or in respect of, any share holder, officer, director, other employee, agent, consultant or affiliate other than as required pursuant to the terms of agreements in effect on the date of this Agreement, or enter into or engage in any compensation agreement, arrangement or transaction with any of its directors, officers, employees or affiliates except current compensation and benefits in the Ordinary Course of Business;

                  (vii) except as set forth on Schedule  12.1 of the  Disclosure
            Schedule, enter into, terminate or amend any Material Contract, other than the purchase of inventory in the Ordinary Course of Business;

                  (viii) discharge any obligations  (including accounts payable)
            other than on a timely basis in the Ordinary Course of Business, or delay or defer the payment of any accounts payable beyond the date such payable is due without penalty;

                  (ix) sell,  give away or otherwise  dispose of any  inventory, other than in the Ordinary Course of Business; or

                  (x) authorize any of, or agree to commit to do any of, the foregoing actions.

      (c) The Company shall use commercially reasonable efforts to comply in all material respects with all Laws applicable to it or any of its properties, assets or business and maintain in full force and effect all the Permits necessary for, or otherwise material to, such business.

      12.2 Access to Information. During the period from the date hereof until the Closing or the earlier termination of this Agreement in accordance with
Section 14 hereof, the Company shall afford to the Buyer and its accountants, counsel and other representatives reasonable access during normal business hours to all the properties, books, contracts, commitments, Tax Returns and records of the Company; provided, however, that such access does not unreasonably disrupt the normal operations of the Company.

      12.3 Confidentiality. The Company and the Buyer hereto acknowledge that each such party has had, and may from time to time have, access to confidential records, data, customers lists, trade secrets and other confidential information owned or used by the Company or the Buyer (each, an "Interested Party") in the course of its business (the "Confidential Information"). Accordingly, the Company and the Buyer each agree (a) to hold all Confidential Information in strict confidence, (b) not to disclose Confidential Information of any Interested Party to any Person (except to such Interested Party or any
Affiliate, employee, agent or Representative thereof), and (c) not to use, directly or indirectly, any of such Confidential Information of any Interested Party for any competitive or commercial purpose; provided, however, that the Company or the Buyer may disclose Confidential Information to its and its Affiliates', officers, directors, employees, agents, attorneys and Representatives if such Persons agree to comply with this Section 12.3; and provided, further, that, notwithstanding anything to the contrary contained herein, the Company and the Buyer shall not be subject to any of the limitations set forth above with respect to any Confidential Information which (i) is now, or hereafter becomes, through no act or failure to act on the part of such party that constitutes a breach of this Section 12.3, generally known or available to the public; (ii) is hereafter furnished to such party by a third party, who, to the knowledge of such receiving party, is not under any obligation of confidentiality to the related Interested Party; (iii) is disclosed with the written approval of the related Interested Party; (iv) is required to be disclosed by law (including securities law), court order or similar compulsion;
(v) is required or is reasonably necessary to be provided pursuant to or in connection with any Proceeding involving the parties hereto; or (vi) is independently developed by employees or agents of such party and/or its Affiliates which or who have had no access to the relevant portions of the Confidential Information.

      12.4 Commercially Reasonable Efforts to Consummate. Subject to the terms and conditions of this Agreement, each party shall use its commercially reasonable efforts to cause the Closing to occur, including defending against any Proceedings, judicial or administrative, challenging this Agreement or the consummation of the transactions contemplated hereby, and seeking to have any preliminary injunction, temporary restraining order, stay or other legal restraint or prohibition entered or imposed by any court or other Governmental Authority that is not yet final and nonappealable vacated or reversed; provided, however, that none of the Company, the Shareholder or their Affiliates shall be required to make any material monetary expenditure, commence or participate in any litigation or offer or grant any material accommodation (financial or otherwise) to any third Person.

      12.5 Exclusivity. From the date of this Agreement until the earlier of the Closing or the termination of this Agreement pursuant to Section 14 hereof, none of the Shareholders or the Company shall, and none of the Shareholders or the Company shall permit their respective Representatives or brokers to, (a) take any action to solicit, initiate submission of or encourage, any Acquisition Proposal (as hereinafter defined), or (b) continue, initiate, participate or engage in negotiations with, or disclose any non-public information (other than in the Ordinary Course of Business or otherwise required by Law, court order or similar compulsion), relating to the Company, or to any Person other than the Buyer and its Affiliates and representatives. The term "Acquisition Proposal" as used herein means any offer, proposal or indication of interest in connection with (a) the acquisition or purchase of all or (other than in the Ordinary Course of Business) a portion of the assets of the Company; (b) a merger, consolidation or other business combination to which the Company is a party; (c) the acquisition of more than 10% of the capital stock of the Company (other than acquisition of Common Stock resulting from the exercise of Options outstanding as of the date hereof); or (d) the acquisition of any Shares from any of the Shareholders.

      12.6 Notice of Prospective Breach; Right to Terminate or Waiver of Such Right.

      (a) Each party shall immediately notify the other parties in writing upon such party becoming aware of the occurrence, or failure to occur, of any event, which occurrence or failure to occur caused or would be reasonably likely to cause (i) any representation or warranty contained in this Agreement to be untrue or inaccurate in any material respect at any time from the date of this Agreement to the Closing as if such representation and warranty were made at such time or (ii) any material failure of any party hereto or any officer, director, employee or agent thereof, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it under this Agreement.

      (b) The Company shall give prompt notice to the Buyer if any of the following occur after the date of this Agreement: (i) receipt of any notice or other communication in writing from any third party alleging that the consent of such third party is or may be required in connection with the Transactions, provided that such consent would have been required to have been disclosed in this Agreement; (ii) receipt of any material notice or other communication from any Governmental Authority in connection with the Transactions; (iii) the occurrence of an event which would be reasonably likely to have a Materially Adverse effect on the Company; or (iv) the commencement or threat of any Proceeding involving or affecting the Company or any of its respective properties or assets, or, to its Knowledge, any employee, agent, director or officer, in his or her capacity as such, of the Company which, if pending on the date hereof, would have been required to have been disclosed in this Agreement or which relates to the consummation of the Transactions.

      12.7  Expenses and Transfer Taxes.

      (a) Whether or not the Closing takes place, all costs and expenses incurred by the Company in connection with this Agreement and the Related Documents and the Transactions, including, without limitation, the fees, costs and expenses of Libra Securities and any other broker or finder employed, authorized or retained by any of the Company, the Shareholders or their respective Representatives (including, but not limited to, Allen & Company Incorporated), shall be considered Merger Expenses at Closing and paid at Closing or at such other time as they come due if the Closing takes place. All such expenses shall be set forth on the Schedule 12.7 of the Disclosure Schedule, which schedule will be delivered to the Buyer at Closing if the Closing takes place or promptly following the termination of this Agreement. Whether or not the Closing takes place, all costs and expenses incurred by the Buyer, Merger Sub and the Shareholders in connection with this Agreement and the Related Documents and the Transactions contemplated hereby and thereby shall be paid by such party incurring such expense.

      (b) All United States transfer, documentary, sales, use, registration, value-added and other similar Taxes (including all applicable United States real estate transfer Taxes and United States real property transfer gains Taxes and including any filing and recording fees) and related amounts (including any penalties, interest and additions to Tax) incurred in connection with this Agreement, the Related Documents and the Transactions ("Transfer Taxes") shall be paid by the Buyer. Each party shall use reasonable efforts to avail itself of any available exemptions from any such Transfer Taxes, and to cooperate with the other parties in providing any information and documentation that may be necessary to obtain such exemptions.

      12.8 Publicity. From the date hereof through the Closing Date, no public release or announcement concerning the transactions contemplated hereby shall be issued by the Company, the Buyer, Merger Sub, or the Shareholders without the prior consent of the Company, the Buyer, Merger Sub, and the Shareholders (which consent shall not be unreasonably withheld, conditioned or delayed), except as such release or announcement may be required by Law or the rules or regulations of any United States or foreign securities exchange, in which case the party required to make the release or announcement shall allow the other parties reasonable time to comment on such release or announcement in advance of such issuance.

      12.9 Shareholder Meeting or Shareholder Consent. The Company shall cause a meeting of its shareholders (the "Shareholder Meeting") to be duly called and held as soon as reasonably practicable following the date of this Agreement for the purpose of voting on the approval and adoption of this Agreement and the approval of the Merger and the other Transactions, unless a vote of shareholders of the Company is not required by Texas Law. The Board of Directors of the Company shall recommend approval and adoption of this Agreement and the Merger by the Company's shareholders. At the Shareholder Meeting, the Shareholders and their respective Affiliates will vote all Shares owned by them in favor of approval and adoption of this Agreement, and the approval of the Merger and the other Transactions. Notwithstanding the foregoing, in lieu of a Shareholder Meeting, in accordance with Texas Law the shareholders of the Company may approve and adopt this Agreement and approve the Merger and the other Transactions by a written consent(s) signed by the holder(s) of Shares having not less than the minimum number of votes that would be necessary to take such actions at a meeting at which the holders of all Shares entitled to vote on the actions were present and voted.

      12.10 Completion of Audits and Delivery of Financial Statements. Prior to the Effective Time, the Company shall use its commercially reasonable efforts to complete the audit of its financial statements for the year ended December 31, 2004 on or before March 15, 2005. Following the Effective Time, the Buyer shall use its commercially reasonable efforts to cause the Surviving Corporation to complete the audit of its financial statements for the year ended December 31, 2004 on or before March 15, 2005, or if the Effective Time is after March 15, 2005, promptly thereafter as commercially reasonable, and deliver a copy thereof to Terra and Amadeus. The Company shall deliver a copy of its unaudited balance sheet as of January 31, 2005 to the Buyer at least five (5) days prior to the Closing.

      12.11 Non-Solicitation. For a period of one (1) year from the Closing, none of the Shareholders shall, and each of the Shareholders shall cause their Affiliates and Related Persons not to, without the prior written consent of the Surviving Corporation, directly or indirectly, as agent, consultant, distributor, representative, stockholder, manager, partner or in any other capacity, recruit or solicit for employment or engagement, any person who is then employed or engaged by the Company, or who was employed or engaged by the Buyer within six (6) months of such contact. For a period of one (1) year from the Closing, none of the Shareholders shall, and each of the Shareholders shall cause their Affiliates and Related Persons not to, without the prior written consent of the Surviving Corporation, directly or indirectly, as agent, consultant, distributor, representative, stockholder, manager, partner or in any other capacity, employ or engage or recruit or solicit for employment or engagement, any of Philip A. Ferri, Norman Knowles, Henry Wang or Steven J. Pello.

      12.12 Letters of Credit. For a period of six (6) months following the Effective Time, the Shareholders shall cause the letters of credit for the benefit of the Company listed on Exhibit D attached hereto to remain in full force and effect for the benefit of the Surviving Corporation, without amendment or modification. The Surviving Corporation shall pay a monthly fee in advance to the Shareholders who are parties to or otherwise guarantee such letters of credit equal in the aggregate to one percent (1%) of the amount of such letters of credit. In the event that the Shareholders are required to cause such letters of credit to remain in effect for the benefit of the Surviving Corporation for greater than three (3) months following the Effective Date, the Surviving Corporation shall, or shall cause its lenders to, provide guarantees of such letters of credit in form reasonably satisfactory to the Shareholders.

      12.13 Payment of Amadeus/Terra Loans. In conjunction with the Closing, the Buyer shall satisfy and discharge the Company Indebtedness set forth on the Company Indebtedness Closing Schedule, including the Amadeus/Terra Loans which amounts shall reduce the amount of the Merger Consideration payable to the Shareholders of the Company in accordance with Section 4(b).

      12.14 Company Warrants. The Company shall give at least thirty (30) days prior written notice of the consummation of the Merger to the holders of all outstanding warrants to purchase shares of capital stock of the Company which by their terms require at least thirty (30) days notice to the holder prior to a "Termination Event" (as defined in such warrant) or the consummation of the Merger, and all such warrants shall have been exercised by the holder thereof or expired as of immediately prior to the Closing. The Company shall have provided the Buyer with satisfactory written evidence of such notice and of such warrant exercise or expiration prior to the Closing.

      12.15 Allen & Company Warrants. Prior to the Closing, the Company will use its commercially reasonable best efforts to cancel the 350,020 warrants to purchase the capital stock of the Company represented by that certain Warrant Certificate, dated September 9, 1999, issued by the Company to Allen & Company Incorporated (the "Allen & Co. Warrants"), at no cost to the Company, and the Company shall use its commercially reasonable best efforts to provide the Buyer with satisfactory written evidence thereof.

      12.16 Stay Pay Bonuses. The Buyer agrees that if any of the Stay Pay Bonuses are repaid to the Surviving Corporation or the Buyer following the Closing Date, then the Buyer shall or shall cause the Surviving Corporation to immediately pay such funds to the Escrow Agent for distribution to the shareholders of the Company.

      12.17 2004 Financial Statements. Following the Closing, the Shareholders shall cooperate with the Surviving Corporation and the Buyer with respect to the preparation of the audit of the financial statements of the Company and its Subsidiaries for the 2004 fiscal year and shall cause Terra to satisfy the requirements of Section 13.2(j) with respect thereto.

13.   Conditions Precedent.

      13.1 Conditions to Each Party's Obligation. The obligation of the Buyer, Merger Sub, the Shareholders and the Company to consummate the Merger is subject to the satisfaction or waiver on or prior to the Closing of the conditions set forth below.

            (a) No Injunctions or Restraints. No Law or injunction enacted, entered, promulgated, enforced or issued by any Governmental Authority or other legal restraint or prohibition preventing the consummation of the transactions contemplated hereby shall be in effect; provided, however, that each of the Company, the Buyer and Merger Sub shall have used its commercially reasonable efforts to prevent the entry of any such injunction or other order and to appeal as promptly as possible any such injunction or other order that may entered.

            (b) Each of the parties hereto and, where applicable, the Shareholder Representative shall have entered into such other agreements as the parties hereto shall mutually agree, including but not limited to the Escrow Agreement (the "Related Documents").

            (c) The holders of the Convertible Promissory Notes shall have entered into an Inter-creditor Agreement in a form required by the Buyer's present and future lenders (subject to the approval of the holders of the Convertible Promissory Notes, not to be unreasonably withheld) regarding such holders' security interests under the Security Agreements (the "Inter-creditor Agreement"). The Inter-creditor Agreement shall provide that the security interests of the holders of the Convertible Promissory Notes under their respective Security Agreements shall be (i) pari passu with the security interests of the Buyer's lenders who finance the cash portion of the Merger Consideration and the Buyer's lenders who financed approximately $7,000,000 on or about February 8, 2005; and (ii) senior to the security interests all of the Buyer's other lienholders other than Permitted Liens.

      13.2 Conditions to Obligation of the Buyer and Merger Sub. The obligation of the Buyer and Merger Sub to consummate the Merger is subject to the satisfaction (or waiver by the Buyer) on or prior to the Closing of the conditions set forth below.

            (a) Representations and Warranties. The representations and warranties of the Company made in this Agreement considered individually and collectively shall be true and correct as of the date hereof and as of the Closing Date as though made on and as of the Closing Date (other than any representation or warranty that expressly relates to a specific date, which representation and warranty shall be correct on the date so specified), without giving effect to any notices given pursuant to Section 12.6(a) or (b) hereof, except where the failure to comply would not have a Materially Adverse effect on the Company or its Subsidiaries. The Buyer shall have received a certificate signed by an authorized officer of the Company (the "Company Bringdown Certificate") certifying as to fulfillment of the conditions set forth in this Section 13.2(a) with respect to the Company and setting forth any notices given or required to be given by the Company pursuant to Sections 12.6(a) or (b) from the date of this Agreement through the Closing Date.

            (b) Performance of Obligations. The Company shall have performed or complied in all material respects with all obligations and covenants required by this Agreement to be performed or complied with by the Company by the time of the Closing, and the Buyer shall have received a certificate signed by an authorized officer of the Company certifying as to fulfillment of the conditions set forth in this Section 13.2(b) with respect to the Company.

            (c) Secretary's Certificate. The Buyer shall have received a certificate, dated as of the Closing Date, signed by the Secretary of the Company and certifying as to (i) its Articles of Incorporation and Bylaws and the incumbency of officers executing this Agreement and each of the Related Documents to which the Company is a party; and (ii) the resolutions of the board of directors of the Company authorizing the execution, delivery and performance by the Company of this Agreement and each of the Related Documents to which the Company is a party.

            (d) Consents. The Company shall have received all material consents or approvals required in connection with the Transactions.

            (e) Approval by Company Shareholders. This Agreement and the Merger shall have been approved and adopted by the shareholders of the Company in accordance with Texas Law.

            (f) Opinion of Counsel. Counsel for the Company shall have delivered to the Buyer an opinion letter with respect to matters customarily addressed in such letters in connection with transactions similar to this Agreement, the Merger and the other Transactions, in form and substance acceptable to the Buyer and its counsel.

            (g) Dissenting Shares. Holders of no more than two percent (2%) Shares outstanding as of the Closing Date shall demand appraisal for such Shares in accordance with Texas law.

            (h) Company Indebtedness Closing Schedule. The Buyer shall have received a schedule which describes all Company Indebtedness as of the Closing, including the identity of the Persons to whom such Company Indebtedness is owed, the principal amount of such Company Indebtedness as of the Closing and any prepayment fees or penalties with respect thereto, which schedule shall be certified as being true, correct and complete in all respects by the President of the Company and each of the Shareholders (the "Company Indebtedness Closing Schedule"). The information set forth on the Company Indebtedness Closing Schedule shall not vary materially from the information set forth on Schedule 10.18(b), subject to the delay between the date of this Agreement and the Closing Date and actions taken by the Company as set forth on Schedule 12.1 of the Disclosure Schedule.

            (i) Pay-off Letters. The Buyer shall have received pay-off letters and Lien releases, if applicable, with respect to the Amadeus/Terra Loans satisfied and discharged by the Buyer at Closing.

            (j) Company Financial Statements and Pro Forma Information. Prior to Closing, the Company shall deliver to the Buyer financial statements of the Company and its Subsidiaries (including, if necessary, audited financial statements of the Company and its Subsidiaries for the 2002 and 2003 fiscal years of the Company and its Subsidiaries), and pro forma financial information, in form and substance as required to be included in the filings of the Buyer with the SEC. Such financial statements and pro forma financial information shall include all adjustment necessary to comply with SEC-required GAAP (including, but not limited to, all adjustments required to be presented in order to push down the purchase accounting applied by the Shareholders and their affiliates to the Company).

            (k) FIRPTA Certificate. The Company shall deliver to the Buyer a FIRPTA Certificate executed by an authorized officer of the Company in order for the Buyer to be exempt from withholding any portion of the Merger Consideration.

            (l) Termination of Agreements. The Buyer shall have received evidence in form and substance satisfactory to the Buyer of termination of those Arrangements of the Company and the shareholders of the Company or the other holders of securities of the Company set forth on Schedule 13.2(l).

      13.3 Conditions to the Obligation of the Company and the Shareholders. The obligation of the Company and the Shareholders to consummate the Merger is subject to the satisfaction (or waiver by the Company) on or prior to the Closing of the conditions set forth below.

            (a) Representations and Warranties of the Buyer and Merger Sub. The representations and warranties of the Buyer and Merger Sub made in this Agreement shall be true and correct as of the date hereof and as of the Closing Date as though made on and as of the Closing Date (other than any representation or warranty that expressly relates to a specific date, which representation and warranty shall be correct on the date so specified), without giving effect to any notices given pursuant to Section 12.6(a) or (b) hereof, except where the failure to comply would not have a Materially Adverse effect on the Buyer or Merger Sub. The Company and the Shareholders shall have received a certificate signed by an authorized officer (the "Buyer Bringdown Certificate") of the Buyer and Merger Sub certifying as to fulfillment of the conditions set forth in this Section 13.3(a) with respect to the Buyer and Merger Sub and setting forth any notices given or required to be given by the Buyer pursuant to Sections 12.6(a) or (b) from the date of this Agreement through the Closing Date.

            (b) Performance of Obligations of the Buyer. The Buyer and Merger Sub shall have performed or complied in all material respects with all obligations and covenants required by this Agreement to be performed or complied with by the Buyer and Merger Sub by the time of the Closing, and the Company shall have received a certificate signed by an authorized officer of the Buyer and Merger Sub to such effect.

            (c) Secretary's Certificate. The Company shall have received a certificate, dated as of the Closing Date, signed by the Secretary of each of the Buyer and Merger Sub, respectively, and certifying as to (i) its Articles of Incorporation and Bylaws or other charter document and the incumbency of officers executing this Agreement and each of the Related Documents to which the Buyer or Merger Sub, respectively, is a party; and
      (ii) the resolutions of the board of directors of the Buyer or Merger Sub, respectively, authorizing the execution, delivery and performance by the Buyer and Merger Sub, respectively of this Agreement and each of the Related Documents to which the Buyer or Merger Sub, respectively, is a party.

      13.4 Frustration of Closing Conditions. Neither the Buyer nor the Company may rely on the failure of any condition set forth in this Section 13 to be satisfied if such failure was caused by such party's failure to act in good faith or to use its commercially reasonable efforts to cause the Closing to occur, as required by Section 12.4.

14.   Termination.

      14.1  Termination.

            (a) This Agreement may be terminated and, subject to Section 14.2, the transactions contemplated by this Agreement abandoned at any time prior to the Closing:

                  (i) by mutual written consent of the Company and the Buyer;

                  (ii) by either the Company or the Buyer,  if the Closing  does not occur on or prior to the Closing Date set forth in Section 8 hereof; provided, however, that the right to terminate this Agreement under this clause (ii) shall not be available to either party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the Closing to occur on or before such date;

                  (iii) by the Company or the Buyer,  in writing,  if any of the conditions set forth in Section 13.1 shall have become incapable of fulfillment;

                  (iv) by the Company,  in writing, if any of the conditions set forth in Section 13.3 shall have become incapable of fulfillment, and shall not have been waived by the Company; or

                  (v) by the Buyer,  in writing,  if any of the  conditions  set forth in Section 13.2 shall become incapable of fulfillment, and shall not have been waived by the Buyer;

      provided, however, that the party seeking termination of this Agreement pursuant to clause (ii), (iii), (iv) or (v) is not in breach of any of its representations, warranties, covenants or agreements contained in this Agreement that is causing the failure by the other party to satisfy a condition set forth in Section 13.

            (b) In the event of the termination of this Agreement by the Company or the Buyer pursuant to this Section 14.1, written notice thereof shall forthwith be given to the other party and the Shareholder Representative, and, subject to Section 14.2, the Transactions shall be terminated, without further action by any party. If the Transactions are terminated as provided herein:

                  (i) the Buyer shall return all  documents  and other  material received from the Company relating to the Transactions, whether so obtained before or after the execution hereof, to the Company; and

                  (ii) all Confidential  Information  received by the Buyer with respect to the business of the Company shall be treated in accordance with Section 12.3, which shall remain in full force and effect notwithstanding the termination of this Agreement.

      14.2 Effect of Termination. If this Agreement is terminated and the transactions contemplated hereby are abandoned as described in Section 14.1, this Agreement shall become null and void and of no further force and effect, except for the provisions of Sections 12.3, 12.5, 12.7(a), 12.8, this Section 14 and Section 16. Notwithstanding the foregoing, in the event this Agreement is terminated by the Company as a consequence of a material breach by the Buyer of its obligations hereunder, the Company shall be entitled to retain the Initial Deposit Amount and the Closing Deposit Amount, if any, as liquidated damages with respect to the termination of this Agreement and the abandonment of the Transactions, and the Buyer shall have no further liability to the Company or any other party hereto in connection with such termination and abandonment or other failure of the Buyer to consummate the Transactions.

15.   Indemnification.

      15.1  Shareholders Indemnification.

            (a) Following the Closing, to the fullest extent permitted by applicable law, the Shareholders shall, severally, but not jointly, indemnify, defend and hold the Surviving Corporation, the Buyer, Merger Sub and their respective Representatives harmless from and against any claims, actions, causes of action, assessments, losses, demands, damages, (including incidental and consequential damages) judgments, liabilities, costs and expenses, including without limitation, costs of defense, reasonable out-of-pocket attorneys' fees, costs and expenses, interest, penalties and reasonable expenses or diminution of value (whether or not involving a third-party claim) ("Claims" or "Claim"), asserted against, imposed upon, suffered or incurred by, the Surviving Corporation, the Buyer, Merger Sub and their respective Representatives arising out of or relating to (i) the breach of any representation or warranty set forth in Articles 10 or 11 hereof as of the date hereof or as of the Closing Date without giving effect to any notices given pursuant to Sections 12.6 (a) or (b) hereof or the Company Bringdown Certificate; (ii) the default or failure to perform by the Company or any of the Shareholders of any of the terms or covenants to be performed by the Company or the Shareholders in this Agreement; (iii) any claim for a commission or fee by a broker or finder acting on behalf of any of the Company or the Shareholders or any of their respective Representatives, or any other expenses required to be paid by the Shareholders pursuant to Section 12.7(a) hereof (including, but not limited to, claims by Libra Securities and Allen & Company Incorporated); (iv) any claim with respect to the Allen & Company Warrants; and (v) any claims with respect to the Company Indebtedness (excluding operating leases) other than as specifically identified on the Company Indebtedness Closing Schedule in the amounts specifically set forth thereon, including the Amadeus/Terra Loans, and paid as part of the Merger Expenses; provided, however, that the right to present a Claim for indemnification pursuant to the terms of this Article 15 under this clause
      (v) of Section  15.1(a)  shall  survive the Closing for a period of twelve
      (12) months thereafter.

            (b) Notwithstanding the foregoing, other than in the case of fraud or willful misconduct, the Shareholders shall not be obligated to indemnify the Surviving Corporation, the Buyer, Merger Sub and their respective Representatives under this Agreement or in connection with the
      Transactions:

                  (i)  against   Claims  to  the  extent  caused  by  the  gross
            negligence or willful misconduct of the Buyer, Merger Sub or their respective Representatives;

                  (ii) with respect to the Shareholders, each considered individually, for any amounts greater than such Shareholder's pro rata portion of the Merger Consideration (excluding any consideration received by Amadeus and Terra (including Terra Networks) from the Merger Consideration for the payment of the Amadeus/Terra Loans);

                  (iii)  subject to the  limitations  described  in clause  (vi)
            below, with respect to the Shareholders considered jointly, for any Claims arising out of or relating to Section 15.1(a)(i) above, other than in connection with a breach of the representations or warranties contained in Section 10.4, Section 11.1, Section 11.5, the last sentence of Section 10.2, the last sentence of Section 10.13(b), and the last sentence of Section 11.3, any amounts in the aggregate greater than 16.66% of the Merger Consideration (excluding any consideration received by Amadeus and Terra (including Terra Networks) from the Merger Consideration for the payment of the Amadeus/Terra Loans) (the "Cap");

                  (iv) subject to the limitations described in the other clauses of this Section 15.1(b), unless the Indemnified Party (as defined below) seeks indemnification for each Claim from all Shareholders, with each Shareholder liable as to any Claim only for an amount equal to the Claim multiplied by a fraction, the numerator of which is such Shareholder's pro rata portion of the Merger Consideration (excluding any consideration received by Amadeus and Terra (including Terra Networks) from the Merger Consideration for the payment of the Amadeus/Terra Loans) and the denominator of which is the aggregate Merger Consideration payable to the Shareholders (excluding any consideration received by Amadeus and Terra (including Terra Networks) from the Merger Consideration for the payment of the Amadeus/Terra Loans);

                  (v) for any  Claims  arising  out of or  relating  to  Section
            15.1(a)(i) above, other than in connection with a breach of the representation or warranty contained in Section 10.4, Section 11.1,
            Section 11.5, the last sentence of Section 10.2, the last sentence of Section 10.13(b), and the last sentence of Section 11.3, until such Claims exceed Two Hundred Thousand Dollars (U.S. $200,000) (the "Threshold Amount"), and then only for such Claims in excess of the Threshold Amount; and

                  (vi) notwithstanding clause (iv) hereof above to the contrary, for any Claim(s) arising out of or relating to a breach of the obligations of the Shareholders under Section 12.11 unless the Indemnified Party seeks indemnification for such Claim(s) from only the Shareholders who is alleged to have breached Section 12.11 and not from the other Shareholders who at such time remain in compliance with the terms of Section 12.11.

            (c) For purposes of the Shareholders indemnification obligations hereunder only, the Cap shall be calculated based upon the actual Merger Consideration received by the Shareholders in cash or its equivalent and to the extent the Shareholders have not received payment of the principal amount of the Convertible Promissory Notes or shares of Buyer Common Stock upon the proper conversion of such Convertible Promissory Notes then the term "Merger Consideration" as used in Section 15.1(b)(iii) shall be adjusted proportionally (i.e. increased or decreased) to reflect the amount actually paid to the Shareholders in cash or its equivalent (i.e., Buyer Common Stock upon conversion).

            (d) For purposes of clarity, the parties agree that the phrase "without giving effect to any notices given pursuant to Sections 12.6(a) or (b) or the Company / Buyer Bringdown Certificate" shall mean that the delivery of notice with respect to the matters set forth on such notice or certificate shall not serve as a cure of a breach of any representation or warranty contained in this Agreement, and that the right to indemnification pursuant to this Article 15 in connection with any such breach shall continue notwithstanding such notice or certificate.

      15.2  Buyer Indemnification.

            (a) Following the Closing, to the fullest extent permitted by applicable law, the Buyer and Merger Sub shall, jointly and severally, indemnify, defend and hold the Company, the Shareholders and their respective Representatives harmless from and against any Claims asserted against, imposed upon, suffered or incurred by the Company, the Shareholders and their respective Representatives arising out of (i) the breach of any representation or warranty set forth in Article 9 hereof as of the date hereof or as of the Closing Date without giving effect to any notices given pursuant to Sections 12.6 (a) or (b) hereof or the Buyer Bringdown Certificate; (ii) the default or failure to perform by the Buyer or Merger Sub of any of the terms or covenants to be performed by the Buyer or Merger Sub in this Agreement; and (iii) any claim for a commission or fee by a broker or finder acting on behalf of any of the Buyer or Merger Sub or any of their respective Representatives.

            (b) Notwithstanding the foregoing, other than in the case of fraud or willful misconduct, the Buyer shall not be obligated to indemnify the Shareholders and their respective Representatives under this Agreement or in connection with the Transactions:

                  (i) for any  Claims  arising  out of or  relating  to  Section
            15.2(a)(i), other than in connection with a breach of the representation or warranty contained in Section 9.4, any amounts in the aggregate greater than the Cap; and

                  (ii) for any  Claims  arising  out of or  relating  to Section
            15.2(a)(i), other than in connection with a breach of the representation or warranty contained in Section 9.4, until such Claims exceed the Threshold Amount, and then only for such Claims in excess of the Threshold Amount.

      15.3 Indemnification; Notice and Settlement. For purposes of this Section 15, the term "Indemnifying Party" when used in connection with a particular Claim means the Person (whether one or more) having an obligation to indemnify with respect to such Claim pursuant to this Section 14, and the term "Indemnified Party" when used in connection with a particular Claim means the Person (whether one or more) having the right to be indemnified with respect to such Claim pursuant to this Section 15. The following procedures will apply to the indemnification obligations set forth in this Agreement:

            (a) Direct Claims. If any Indemnified Party should have a Claim against any Indemnifying Party hereunder that does not involve a Claim against such Indemnified Party by a third party, the Indemnified Party will transmit to the Indemnifying Party a written notice with respect to such Claim, specifying the basis therefore and the amount of such Claim; provided, however, that any failure or delay in providing such notice to the Indemnifying Party will not relieve the Indemnifying Party of any obligation hereunder except to the extent and only to the extent the Indemnifying Party was actually prejudiced by such delay or failure. If a Claim may be deemed to involve both a direct Claim (and thus subject to the terms of this Section 15.3(a)) and a Claim involving a third party (and thus subject to the terms of Section 15.3(b)), it will be treated hereunder as a Claim involving a third party.

            (b) Third Party Claims. Promptly after receipt of written notice of a Claim involving a third party, the Indemnified Party against whom such Claim is asserted will give the Indemnifying Party written notice of any such Claim, specifying the basis therefore and the amount of such Claim; provided, however, that any failure or delay in providing such notice to the Indemnifying Party will not relieve the Indemnifying Party of any obligations hereunder except to the extent and only to the extent the Indemnifying Party was actually prejudiced by such delay or failure. The Indemnifying Party will promptly designate counsel chosen by it and reasonably acceptable to the Indemnified Party to represent the Indemnified Party in connection with such Claim and the Indemnifying Party will pay all costs of investigation, litigation or arbitration incurred in connection with such Claim including, without limitation, fees and expenses of such counsel. The Indemnifying Party will not be liable for the fees or expenses of separate counsel for the Indemnified Party, unless the counsel designated by the Indemnifying Party is unable, due to ethical considerations, to fully represent the Indemnified Party with respect to such Claim, in which case the Indemnifying Party will be liable for the reasonable fees and expenses of one separate counsel for the Indemnified Party. Unless the Indemnifying Party has delivered to the Indemnified
      Party a written statement in form and substance acceptable to the Indemnified Party acknowledging and confirming that a subject Claim is fully within the scope of the indemnification obligations of the Indemnifying Party under this Agreement, the Indemnified Party will have the sole right to direct the conduct of the defense of such Claim and to settle or compromise such Claim on such terms as the Indemnified Party will determine in its sole discretion without prejudice to the rights of the Indemnified Party to seek indemnity under this Agreement. If the Indemnifying Party delivers to the Indemnified Party the written statement referred to in the preceding sentence, the subject Claim may not be settled or compromised without the prior written consent of the Indemnifying Party. The Indemnified Party will use its reasonable efforts to cooperate fully with respect to the defense of any Claim. Unless the Indemnifying Party has delivered to the Indemnified Party a written statement in form and substance acceptable to the Indemnified Party acknowledging and confirming that a subject Claim is fully within the scope of indemnification obligations of the Indemnifying Party under this Agreement, if after the passage of a reasonable period of time after notice of any Claim, the Indemnifying Party has not initiated a defense against such Claim, the Indemnified Party will have the right to undertake the defense, compromise or settlement of such Claim at any time prior to settlement, compromise or final determination thereof and any action so taken by the Indemnified Party with regard to such defense, compromise or settlement will be deemed to be within the protection afforded by this Agreement; provided, however, that any settlement of any such Claim shall require the prior written consent of the Indemnifying Party, which consent shall not be unreasonably withheld or delayed.

      Anything in this Section 15.3 to the contrary notwithstanding, (i) if there is a reasonable possibility that a Claim may materially adversely affect the Indemnified Party other than as a result of money damages or other money payments that are within the protection afforded by this Agreement, the Indemnified Party will have the right, at the Indemnified Party's cost and expense, to defend, and, with the consent of the Indemnifying Party (which consent will not be unreasonably withheld or delayed), to compromise or settle such claim; and (ii) the Indemnifying Party will not settle or compromise any Claim or consent to the entry of any judgment that does not include as an unconditional term thereof the giving by the claimant or plaintiff to the Indemnified Party a full, irrevocable and unconditional release from all liability in respect of such Claim. In the event that there is more than one Indemnified Party or more than one Indemnifying Party with respect to any Claim, any notice contemplated by this Section 15.3 to be given to the Indemnified Party or the Indemnifying Party will be deemed to be given for purposes hereof if it is given to any Indemnified Party, in the case of notices to the Indemnified Party, or to any Indemnifying Party, in the case of notices to the Indemnifying Party.

      15.4 Survival; Non-Waiver of Rights. The representations and warranties made or deemed made by any party to another shall survive the Closing for a period of twelve (12) months thereafter, and the delivery of all documents, funds and investments delivered pursuant hereto and shall not be affected or deemed waived by reason of the fact that another party or its Representatives knew or should have known that any such representations, warranties, covenants or agreement is or might be inaccurate in any respect, except that the representations and warranties made in Sections 10.19 (Tax Matters) and 10.21 (Employee Benefit Plans and Agreements) shall survive the Closing until the expiration of the applicable statutes of limitations, plus thirty (30) days, the representations and warranties contained in the last sentence of Section 10.2 shall survive until the second anniversary of the Closing Date, and the representations and warranties set forth in the last sentence of Section 10.13(b) (overtime payment) shall survive without termination. Any furnishing of information by any party to another pursuant to, or otherwise in connection with, this Agreement, including, without limitation, any information contained in any document, contract, book or record of the delivering party to which another party shall have access or any information obtained by, or made available to, any party as a result of any investigation made by or on behalf of such party prior to or after the date of this Agreement, shall not affect such party's right to rely on any representation, warranty, covenant or agreement made or deemed made by another party in this Agreement and shall not be deemed a waiver thereof.

      15.5 Exclusivity of Indemnification Provisions. The parties acknowledge and agree that the purpose of the representations and warranties, and covenants and obligations in this Agreement is to give the aggrieved party the right to be indemnified pursuant to this Section 15.5. Accordingly, the parties agree that breaches of such representations and warranties will not be deemed to constitute fraud or misrepresentation under state or federal law. Additionally, the following limitations will apply other than in the case of fraud or willful misconduct:

            THE INDEMNIFICATION PROVISIONS AS PROVIDED IN THIS AGREEMENT WILL BE THE SOLE AND EXCLUSIVE REMEDY AND RECOURSE FOR ANY BREACH OF THIS
      AGREEMENT BY THE COMPANY OR THE SHAREHOLDERS OR ANY OTHER CLAIM BY THE BUYER UNDER OR WITH RESPECT TO THIS AGREEMENT OR ANY OF THE TRANSACTIONS AND THE BUYER AND MERGER SUB WILL HAVE NO OTHER ENTITLEMENT, REMEDY OR RECOURSE, WHETHER IN CONTRACT, TORT OR OTHERWISE, AGAINST THE SHAREHOLDERS, OR THEIR RESPECTIVE AFFILIATES OR REPRESENTATIVES UNDER OR WITH RESPECT TO THIS AGREEMENT, ALL OF SUCH ENTITLEMENTS, REMEDIES AND RECOURSE BEING HEREBY EXPRESSLY WAIVED BY THE BUYER AND MERGER SUB TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LEGAL REQUIREMENTS. IN ADDITION, THE AMOUNT OF THE CAPS APPLICABLE TO THE SHAREHOLDERS SET FORTH IN SECTION
      15.1 WILL BE THE MAXIMUM AMOUNT OF THE INDEMNIFICATION OBLIGATIONS OF THE SHAREHOLDERS HEREUNDER, AND NEITHER THE SHAREHOLDERS NOR THEIR RESPECTIVE AFFILIATES OR REPRESENTATIVES WILL HAVE FURTHER PERSONAL OR OTHER
      LIABILITY THEREFOR. TO THE EXTENT PERMITTED BY APPLICABLE LEGAL REQUIREMENTS, THE BUYER AND MERGER SUB WILL NOT BE ENTITLED TO ANY FURTHER INDEMNIFICATION RIGHTS OR CLAIMS OF ANY NATURE WHATSOEVER HEREUNDER, ALL OF WHICH THE BUYER AND MERGER SUB HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LEGAL REQUIREMENTS.

            THE INDEMNIFICATION PROVIDED IN THIS AGREEMENT WILL BE THE SOLE AND EXCLUSIVE REMEDY AND RECOURSE FOR ANY BREACH OF THIS AGREEMENT BY THE BUYER OR MERGER SUB OR ANY OTHER CLAIM BY THE SHAREHOLDERS UNDER OR WITH RESPECT TO THIS AGREEMENT OR ANY OF THE TRANSACTIONS AND THE SHAREHOLDERS WILL HAVE NO OTHER ENTITLEMENT, REMEDY OR RECOURSE, WHETHER IN CONTRACT, TORT OR OTHERWISE, AGAINST THE SURVIVING CORPORATION, BUYER OR MERGER SUB OR THEIR RESPECTIVE AFFILIATES OR REPRESENTATIVES UNDER OR WITH RESPECT TO THIS AGREEMENT, ALL OF SUCH ENTITLEMENTS, REMEDIES AND RECOURSE BEING EXPRESSLY WAIVED BY THE SHAREHOLDERS TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LEGAL REQUIREMENTS. TO THE EXTENT PERMITTED BY APPLICABLE LEGAL REQUIREMENTS, THE SHAREHOLDERS WILL NOT BE ENTITLED TO ANY FURTHER INDEMNIFICATION RIGHTS OR CLAIMS OF ANY NATURE WHATSOEVER HEREUNDER, ALL OF WHICH THE SHAREHOLDERS HEREBY WAIVE TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LEGAL REQUIREMENTS.


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

16.   Miscellaneous.

      16.1 Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered personally, mailed by certified mail (return receipt requested) or sent by overnight delivery service, telegram, or facsimile transmission to the parties at the following addresses or at such other addresses as shall be specified by the parties by like notice:

            (a) if to Terra

                  Terra Networks Asociadas, S.L.
                  Via De Las Dos Castillas
                  33 Complejo Atica
                  Edificio 1
                  Pozuelo De Alarcon
                  28223 Madrid Spain
                  Attn.:  General Counsel
                  Telephone: (34) 91-452-3000
                  Facsimile:  (34) 91-452-3042

            (b) if to Amadeus:

                  Amadeus Americas, Inc.
                  9250 NW 36th Street
                  Miami, Florida 33178
                  Attn: General Counsel
                  Telephone: (305) 499-6500
                  Facsimile: (305) 499-6939

             (c) if to the Company prior to the Closing,

                  OneTravel, Inc.
                  258 Main Street, Third Floor
                  East Greenville, Pennsylvania 18041
                  Attn: Philip Ferri, Chief Executive Officer
                  Telephone: (215) 541-1030
                  Facsimile: (215) 541-9098


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

                  with a copy to:

                  Haynes and Boone, L.L.P.
                  One Houston Center
                  1221 McKinney, Suite 2100
                  Houston, Texas 77010
                  Attn.: Bryce D. Linsenmayer, Esq.
                  Telephone: (713) 547-2007
                  Facsimile: (713) 547-2300

            (d) if to the Shareholder Representative after the Closing:

                  Joanna Franyie Romano, Esq.
                  General Counsel
                  Terra Networks USA
                  1201 Brickell Avenue, Suite 700
                  Miami, Florida
                  Telephone: (305) 714-8555
                  Facsimile: (305) 714-8713

             (e) if to the Surviving Corporation, Buyer or Merger Sub:

                  RCG Companies Incorporated
                  6836 Morrison Blvd.
                  Suite 220
                  Charlotte, North Carolina 28211
                  Attn.: Executive Vice President
                  Telephone: (704) 366-5054
                  Facsimile: (704) 366-5056
                  with a copy to:

                  Katten Muchin Zavis Rosenman
                  525 W. Monroe
                  Chicago, Illinois 60661-3693
                  Attn.: Matthew S. Brown, Esq.
                  Telephone: (312) 902-5207
                  Facsimile: (312) 218-7869

            (f) if to Avanti:

                  Avanti Management, Inc.
                  2000 Miller Road
                  Spinnerstown, Pennsylvania 18968
                  Telephone: (215) 853-2514
                  Facsimile: (484) 229-0277

Notice so given shall, in the case of notice so given by mail, be deemed to be given three (3) business days after the date mailed, in the case of notice so given by overnight delivery service, on the date of actual delivery, in the case of notice so given by telegram, facsimile transmission, on the date of actual transmission if such transmission occurs during normal business hours on a business day or, if transmission does not so occur, on the next business day, or, in the case of personal delivery, on the date of such delivery.

      16.2 Severability. If any provision of this Agreement shall be held to be illegal, invalid or unenforceable under any applicable law, then such contravention or invalidity shall not invalidate the entire Agreement. Such provision shall be deemed to be modified to the extent necessary to render it legal, valid and enforceable, and if no such modification shall render it legal, valid and enforceable, then this Agreement shall be construed as if not containing the provision held to be invalid, and the rights and obligations of the parties shall be construed and enforced accordingly.

      16.3 Parties in Interest. All the terms and provisions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto. This Agreement shall not run to the benefit of or be enforceable by any Person other than a party to this Agreement or their successors and assigns.

      16.4 CHOICE OF LAW. THIS AGREEMENT WILL BE GOVERNED BY THE INTERNAL LAW, AND NOT THE LAW OF CONFLICTS, OF THE STATE OF DELAWARE.

      16.5 Counterparts; Delivery by Facsimile. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, with the same effect as if all parties had signed the same document. All such counterparts shall be deemed an original, shall be construed together and shall constitute one and the same instrument. This Agreement and each other agreement or instrument entered into in connection herewith or contemplated hereby, and any amendments hereto or thereto, to the extent signed and delivered by means of a facsimile machine, shall be treated in all manner and respects and for all purposes as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. At the request of any party hereto or to any such agreement or instrument, each other party hereto or thereto shall re-execute original forms thereof and deliver them to all other parties. No party hereto or to any such agreement or instrument shall raise the use of a facsimile machine to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of a facsimile machine as a defense to the formation or enforceability of a contract and each such party forever waives any such defense.

      16.6 Complete Agreement. This Agreement, the Disclosure Schedule and those documents expressly referred to herein and other documents of even date herewith embody the complete agreement and understanding among the parties and supersede and preempt any prior understandings, agreements, letters of intent, or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way. The parties intend that each representation, warranty, and covenant contained in this Agreement shall have independent significance. If any party has breached any representation, warranty, or covenant contained in this Agreement in any respect, the fact that there exists another representation, warranty, or covenant relating to the same subject matter (regardless of the relative levels of specificity) which the party has not breached shall not detract from or mitigate the fact that the party is in breach of the first representation, warranty or covenant. The headings of Sections in this Agreement are provided for convenience only and will not affect its construction or interpretation. All references to "Section" or "Sections" refer to the corresponding Section or Sections of this Agreement. All words used in this Agreement will be construed to be of such gender or number as the circumstances require.

      16.7 Waiver of Jury Trial. Each of the parties hereto hereby irrevocably waives any and all right to trial by jury of any claim or cause of action in any legal proceeding arising out of or related to this Agreement or the transactions or events contemplated hereby or any course of conduct, course of dealing, statements (whether verbal or written) or actions of any party hereto. The parties each agree that any and all such claims and causes of action shall be tried by the court without a jury. Each of the parties further waives any right to seek to consolidate any such legal proceeding in which a jury trial has been waived with any other legal proceeding in which a jury trial cannot or has not been waived.

      16.8 Further Assurances. Each party covenants that at any time, and from time to time, after the Closing it will execute such additional instruments and take such actions as may be reasonably requested by the other parties to confirm or perfect or otherwise further carry out the intent, agreements and purposes of this Agreement.

      16.9 Assignment. No party shall assign this Agreement or their obligations hereunder without the prior written consent of the other parties hereto.

      16.10 Waiver. The rights and remedies of the parties to this Agreement are cumulative and not alternative. Neither the failure nor any delay by any party in exercising any right, power, or privilege under this Agreement or the documents referred to in this Agreement will operate as a waiver of such right, power, or privilege and no single or partial exercise of any such right, power, or privilege will preclude any other further exercise of such right, power, or privilege or the exercise of any other right, power, or privilege. To the maximum extent permitted by applicable law, (a) no claim or right arising out of this Agreement or the documents referred to in this Agreement can be discharged by one party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the other party; (b) no waiver that may be given by a party will be applicable except in the specific instance for which it is given; and (c) no notice to or demand on one party will be deemed to be a waiver of any obligation of such party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in this Agreement or the documents referred to in this Agreement.

      16.11 Consent to Specific Performance. Each party hereto therefore consents to an order of specific performance with respect to any of its obligations hereunder. Any party against whom an order for specific performance is sought hereby waives any claim or defense therein that the moving party has an adequate remedy at law or that money damages would provide an adequate remedy. It shall, however, be the election of the moving party as to whether or not to seek specific performance.

      16.12 Appointment of Shareholder Representative. Each holder of Shares shall, by virtue of such holder's execution and delivery of a Letter of Transmittal, be deemed to constitute and appoint Joanna Franyie Romano, with full power of substitution and resubstitution, for him/her and in his/her name, place and stead, or, in the case of his/her death or incapacity, any replacement representative appointed in writing by those holders of Shares who held a majority of outstanding Shares (on a fully diluted basis) immediately preceding the Closing and their respective heirs, successors and assigns (the "Shareholder Representative") to act as the representative of any and all of such holders with respect to any matter arising in connection with this Agreement and to make on behalf of any or all holders, individually and collectively, any decisions and take all actions that they would be entitled to make pursuant to this Agreement (but for the appointment of the Shareholder Representative) including any decision or action that may prejudice the rights of any holder or may have an adverse effect with respect to any holder. The Shareholder Representative shall be considered a nominee and agent of the holders of Shares. Any decision or action of the Shareholder Representative made on behalf of any or all holders of Shares shall be binding on such holders, their heirs, successors and assigns. The Buyer and Merger Sub shall, with respect to any decision or action by the Shareholder Representative, be entitled to rely upon any written notice, instruction, certificate or request of the Shareholder Representative. Each holder of Shares, by virtue of such holder's execution and delivery of a Letter of Transmittal, agrees severally, but not jointly, to indemnify and hold harmless the Shareholder Representative from and against all obligations, liabilities, claims, costs, fees, expenses (including costs and expenses of counsel) owed or due to any third party (including any other holder) of whatsoever nature and kind arising out of, associated with or resulting from the exercise by the Shareholder Representative, or the failure to exercise by the Shareholder Representative, of his/her powers and the performance or non-performance of his/her duties hereunder, provided that the foregoing shall be inapplicable in any case of gross negligence or willful misconduct on the part of the Shareholder Representative. The Shareholder Representative shall not be liable to the holders for any action taken or omitted by the Shareholder Representative in good faith under this Agreement, except for gross negligence or willful misconduct.

      16.13 Jurisdiction; Service of Process. Any action or Proceeding seeking to enforce any provision of, or based on any right arising out of, this Agreement may be brought against any of the parties in the courts of the State of Florida, County of Miami-Dade, or, if it has or can acquire jurisdiction, in the United States District Court for the Southern District of Florida, and each of the parties consents to the jurisdiction of such courts (and of the appropriate appellate courts) in any such action or proceeding and waives any objection to venue laid therein.

                            [Signature page follows]

      IN WITNESS WHEREOF, the parties hereto execute this Agreement as of the date first written above.

COMPANY                                        BUYER

ONETRAVEL, INC.                                RCG COMPANIES INCORPORATED


By:  \s\ Philip A. Ferri                       By: \s\ William A. Goldstein
     -------------------------                     ------------------------
Name: Philip A. Ferri                          Name: William A. Goldstein
Title: President                               Title: Chairman

SHAREHOLDERS                                   MERGER SUB

TERRA NETWORKS ASOCIADAS, S.L.                 OT ACQUISITION CORPORATION

By: /s/ Juan Rovira
   ---------------------------
Name: Juan Rovira                              By: \s\ William A. Goldstein
     -------------------------                     ------------------------
Title: Director                                Name: William A. Goldstein
      ------------------------
                                               Title: Chairman

AMADEUS AMERICAS, INC. f/k/a AMADEUS
NMC HOLDING, INC.

                                               SHAREHOLDER REPRESENTATIVE
By:  \s\ Edna Wehby Lopez
     -------------------------
Name: Edna Wehby Lopez
Title: President                               \s\ Joanna Franyie Romano
                                               ----------------------------
                                               JOANNA FRANYIE ROMANO
AVANTI MANAGEMENT, INC.

By: \s\ Michael Thomas
    --------------------------
Name: Michael Thomas
Title: CEO and President